Exhibit 10.0

This is the current Standard Form of lease for Pacific Resources Development
Inc.

STANDARD OFFICE LEASE

22 FOURTH STREET
SAN FRANCISCO, CALIFORNIA


      This Lease is made as of the 9th day of July, 1999, by and between PACIFIC RESOURCES PCX DEVELOPMENT INC., a California corporation ("Landlord"), SALON.COM, a Delaware corporation ("Tenant"), who agree as follows:

      BASIC LEASE INFORMATION

      The following is the Basic Lease Information of this Lease. Other sections of this Lease explain and define the Basic Lease Information in more detail and are to be read in conjunction herewith. In the event of any conflict between the Basic Lease Information and the other sections of this Lease, the Lease shall control.

LANDLORD:

NOTICE ADDRESS:
Pacific Resources PCX Development Inc.

22 Fourth Street
San Francisco, California 94103

TENANT:
Salon.Com

NOTICE ADDRESS:
22 Fourth Street, Suite 1500
San Francisco, California  94103


PREMISES:
Floors: 15th and 16th    Suite No.   1500 and 1600


NET RENTABLE AREA OF PREMISES:
Twenty Thousand Eight Hundred Eighty Three (20,883) Square feet


BUILDING:
22 Fourth Street
San Francisco, CA  94104

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BASE RENT (PER SQUARE FOOT PER ANNUM):

Years 1-5:      $40.00
Years 6-10:    $45.00

BASE RENT (PER MONTH):
Years 1-5: $69,610.00

Years 6-10:  $78,311.25

ANTICIPATED EXECUTION DATE:
July 9, 1999

ANTICIPATED TARGET COMMENCEMENT DATE:

November 15, 1999

ANTICIPATED TERMINATION DATE:
November 14, 2009

TERMINATION DATE:
To be confirmed by Memorandum

LENGTH OF TERM:
Ten (10) Years after the Commencement Date

TENANT'S PERCENTAGE SHARE:
   OF OPERATING EXPENSES:



   OF PROPERTY TAXES:

10.853%; such share is a fraction, the numerator of which is the net rentable area of the Premises (20,883 sq. ft.) and the denominator of which is the net rentable office area of the Building (192,422 sq. ft.).

10.853%; such share is a fraction, the numerator of which is the net rentable area of the Premises (20,883 sq. ft.) and the denominator of which is the net rentable office area of the Building (192,422 sq. ft.).


BASE YEAR:
January 1, 2000 to December 31, 2000

SECURITY DEPOSIT:
$700,000; See Addendum

BROKERS:
Landlord's:  Grubb & Ellis
Tenant's:  Collier's International

TENANT'S MINIMUM INSURANCE REQUIREMENT:

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$2,000,000 per occurrence

PERMITTED USES:
General office purposes

OTHER SPECIAL PROVISIONS:
See Addendum

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      OFFICE LEASE INDEX


Recitals
Section  1.  Definitions
Section  2.  Premises
Section  3.  Term; Condition of Premises
Section  4.  Rental
Section  5.  Escalation Rent
Section  6.  Use
Section  7.  Services
Section  8.  Impositions
Section  9.  Alterations
Section 10.  Liens
Section 11.  Repairs
Section 12.  Damage or Destruction
Section 13.  Subrogation
Section 14.  Indemnification
Section 15.  Compliance with Legal Requirements
Section 16.  Assignment and Subletting
Section 17.  Rules
Section 18.  Entry by Landlord
Section 19.  Events of Default
Section 20.  Termination upon Default
Section 21.  Continuation after Default
Section 22.  Other Relief
Section 23.  Right of Landlord to Cure Defaults
Section 24.  Attorney Fees
Section 25.  Eminent Domain
Section 26.  Insurance
Section 27.  Subordination
Section 28.  No Merger
Section 29.  Sale
Section 30.  Estoppel Certificate
Section 31.  Light, Air, or View Rights
Section 32.  Relocation [Intentionally Omitted]
Section 33.  Brokers
Section 34.  Holding Over
Section 35.  Security Deposit
Section 36.  Waiver
Section 37.  Notices and Consents
Section 38.  Entire Agreement
Section 39.  Authority
Section 40.  Plural and Singular
Section 41.  Joint and Several Obligations
Section 42.  Time of the Essence
Section 43.  Examination of Lease
Section 44.  Heirs, Successors, and Assigns
Section 45.  Name of Building
Section 46.  Illegality or Unenforceability of Portion of Lease
Section 47.  Governing Law
Section 48.  Obligations Independent
Section 49.  Exhibits
Section 50.  Landlord's Liability
Section 51.  Financing Condition
Section 52.  Hazardous Substance Disclosure

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Exhibit  A.  Description of Premises
Exhibit  B.  Rules
Exhibit  C.  Work Letter Agreement
Exhibit  D.  Memorandum of Commencement Date
Exhibit E. Form of Subordination, Nondisturbance and Attornment Agreement Addendum to Standard Office Lease

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      Recitals

      A. Landlord is the owner of certain real property (the "Real Property") located at 821 Market Street and 22 Fourth Street, in the City and County of San Francisco, California, as more particularly described in Exhibit A-1 attached hereto, and the Complex (as later defined) located on it. The Real Property and the Complex are collectively referred to herein as the "Property." The Complex consists of two buildings, one of which contains the Premises (as later defined). The building in the Complex which contains the Premises is referred to herein as the "Building."

      B. Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord the Premises (as later defined) for the term and subject to the terms, covenants, agreements, and conditions in this Lease.

      For good and valuable consideration the receipt and adequacy of which are acknowledged, the parties agree as follows:

      Section 1. Definitions. As used in this Lease, the following terms are defined in Section 1.

      Alterations is defined in Section 9(a).

      Anticipated Target Commencement Date means the date specified in the Basic Lease Information.

      Anticipated Termination Date means the date specified in the Basic Lease Information.

      Base Operating Expenses means the Operating Expenses paid or incurred by Landlord in the Base Year.

      Base Property Taxes means the amount of Property Taxes for the calendar year ending December 31, 2000.

      Base Rent means the Base Rent as set forth in the Basic Lease Information.

      Base Year means the twelve (12) calendar month period specified in the Basic Lease Information as the Base Year.

      Building means the building constructed on the Real Property located at 22 Fourth Street, San Francisco, California, which contains the Premises, containing 221,720 rentable square feet, any property interest in the area of the Building, and all other improvements on, or appurtenances to, the Real Property or the streets abutting the Real Property, and the common areas of the Complex that serve the Building or its tenants. The Building includes, but is not limited to, an office and retail building with sixteen (16) stories, and two basement levels within which a parking garage is located, the upper fourteen
(14) stories of which are used for office purposes. Notwithstanding, the Building does not include the multi-story building also constructed on the Real Property and owned by Landlord located at 821 Market Street, San Francisco, California, containing 205,517 rentable square feet, which is used for retail and hotel purposes, nor does it include the improvements or appurtenances exclusively used in connection with or exclusively benefiting such building. As referred to herein, the office

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portion of the Building shall mean all those areas of the Building other than those used for retail purposes, which office portions currently contain 192,422 rentable square feet.


      Commencement Date means the later to occur of: a) the date on which
(1) "Substantial Completion" of the "Work" to be constructed in the Premises by Landlord has been achieved, as such terms are defined and as provided in the Work Letter Agreement attached as Exhibit C to this Lease, and (2) Landlord has delivered possession of the Premises to Tenant; or b) November 15, 1999.

      Complex means the Building and the other multi-story building owned by Landlord located at 821 Market Street, San Francisco, California, both located on the Real Property, in the aggregate containing 427,237 rentable square feet, any property interest in the area of the Complex, and all other improvements on, or appurtenances to, the Real Property or the streets abutting the Real Property.

      Deposit is defined in Section 35.

      Escalation Rent is defined in Section 4(a).

      Event of Default is defined in Section 19.

      Impositions is defined in Section 8.

      Landlord is defined in the preamble.

      Lease is defined in the preamble.

      Legal Requirements is defined in Section 15.

      Operating Expenses means (a) all costs of management, operation, and maintenance of the Building, including without limitation: wages, salaries, and payroll burden of employees (including without limitation, hospitalization, medical, surgical, retirement or pension plans, union dues, life insurance, welfare and other fringe benefits, and vacation, holidays and other paid absence benefits, payroll taxes, social security, worker's compensation, unemployment and similar taxes, and costs of uniforms provided); property management fees and other related compensation (including without limitation, accounting, legal and other professional fees and expenses not directly attributable to any one tenant of the Building); janitorial, maintenance, security, and other services; Building office rent or rental value; power, water, waste disposal, and other utilities (including without limitation, sewer rents and charges, and telephone and postage costs); materials and supplies (including without limitation, tools and equipment used but not incorporated in the repair or maintenance of the Building, furniture, draperies, carpeting, landscaping and other items of personal property for use in the common or public areas of the Building which are not depreciated as permitted herein, and all sales, use and excise taxes applicable thereto); maintenance and repairs (including without limitation, painting of the exterior of the Building or other common or public areas of the Building); license, permit and inspection costs; insurance premiums and the deductible portion of any insured loss under Landlord's insurance (provided, however, that deductibles under any policy of earthquake insurance

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shall be amortized over a period of ten (10) years); and depreciation on personal property; and (b) the cost of any capital improvements (and to the extent considered under generally accepted accounting principles to be capital in nature, repairs and replacements) made to the Building by Landlord after the Base Year that (i) are made in the reasonable expectation of reducing other Operating Expenses during the term of this Lease, (ii) are required for the health and safety of tenants, or (iii) are required under any governmental law or regulation that was not applicable to the Building at the execution of this Lease, all such capital costs to be amortized over a reasonable period based upon an approximation of useful life determined by Landlord, together with interest on the unamortized balance at the rate of ten percent (10%) per annum, or a higher rate equal to that paid by Landlord on funds borrowed for the purpose of constructing or installing those capital improvements. Operating Expenses shall not include: Property Taxes; depreciation on the Building other than depreciation on exterior window draperies, if any, provided by Landlord, and carpeting in multi-tenant floor public corridors and common areas; costs of tenants' improvements; real estate brokers' commissions; attorneys' fees and expenses incurred in connection with lease negotiations with prospective Building tenants; interest; costs incurred in connection with the repair of damage to the Building, to the extent Landlord is reimbursed by insurance proceeds; costs incurred in connection with remedial action to repair structural defects in the Building; and capital items other than those referred to in clause (b); and costs and expenses that would otherwise be Operating Expenses but which directly and exclusively relate to the management, operation and maintenance of those portions of the Building used for retail purposes, as equitably determined by Landlord. Actual Operating Expenses for both the Base Year and each subsequent year will be adjusted to equal Landlord's reasonable estimate of Operating Expenses had all of the total rentable area of the office portions of the Building been occupied. The parties agree that statements in this Lease to the effect that Landlord is to perform certain of its obligations hereunder at its own or sole cost and expense shall not be interpreted as excluding any cost from Operating Expenses, Property Taxes or Impositions if such cost is an Operating Expense, Property Tax or Imposition pursuant to the terms of this Lease.

      Premises means the portion of the Building located on the floor or floors specified in the Basic Lease Information which is outlined in red on the floor plan or plans attached to this Lease as Exhibit A.

      Property is defined in Recital A of this Lease.

      Property Taxes means all real property taxes (and any tax levied wholly or partly in lieu of real property taxes), assessments (whether general or special), excises, transit charges, housing fund assessments, charges, levies or fees, ordinary or extraordinary, foreseen or unforeseen, levied, charged, confirmed or imposed against the Property, and all real estate tax consultant expenses and attorneys' fees incurred for the purpose of maintaining an equitable assessed valuation of the Property. See Addendum.

      Real Property is defined in Recital A of this Lease.

      Tenant is defined in the preamble.

      Tenant's Percentage Share means the percentage figures specified as Tenant's Percentage Share in the Basic Lease Information relating to the

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payment of Escalation Rent attributable either to Operating Expenses or Property
Taxes. Tenant's Percentage Share for Operating Expenses has been obtained by dividing the net rentable area of the Premises by the total net rentable area of the Building used for office purposes, and multiplying that quotient by one hundred (100). Tenant's Percentage Share for Property Taxes has been obtained by dividing the net rentable area of the Premises by the total net rentable area of the Building used for office purposes, and multiplying that quotient by one hundred (100). In the event the rentable area of the Premises is increased or decreased by the addition to or deletion from the Premises of any office space, Tenant's Percentage Share shall be appropriately adjusted. For the purposes of
Section 4, Tenant's Percentage Share shall be based on the number of days during the calendar year in which this change occurs.

      Term is defined in Section 3 of this Lease.

      Termination Date means the Termination Date in the Basic Lease
Information.

      Section 2. Premises. Landlord leases to Tenant, and Tenant leases from Landlord the Premises for the term and subject to the terms, covenants, agreements, and conditions later set forth, to each of which Landlord and Tenant mutually agree. All of the windows and outside walls of the Premises and any space in the Premises used for shafts, stacks, pipes, conduits, ducts, electrical equipment or other utilities or Building facilities are reserved solely to Landlord and Landlord shall have rights of access through the Premises for the purpose of operating, maintaining and repairing the same.

      Section 3. Term; Condition of Premises. The Term of this Lease shall commence on the Commencement Date and, unless sooner terminated as later provided, shall end on the Termination Date. Landlord shall deliver the Premises to Tenant on the Commencement Date in the condition set forth in the Work Letter Agreement attached hereto as Exhibit C. Landlord and Tenant shall execute the Commencement Date Memorandum attached hereto as Exhibit D, once the Commencement Date under the terms of this Lease has been established. If Landlord, for any reason, cannot deliver the Premises to Tenant on the Anticipated Target Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting from nondelivery, but in that event rental shall be waived for the period between the Commencement Date and the time when Landlord delivers the Premises to Tenant in the condition required hereunder. If the Commencement Date for the Premises has not occurred or been deemed to have occurred by November 15, 2000, then at any time thereafter, but before such Commencement Date shall have occurred or been deemed to have occurred, Tenant may terminate this Lease by written notice to Landlord and both parties shall be released from all obligations under this Lease, provided Landlord shall promptly return all rent and other sums paid by Tenant. No delay in delivery of the Premises shall extend the Term of this Lease. If Tenant takes occupancy of the Premises prior to the Anticipated Target Commencement Date, then the Commencement Date of the Lease shall be the date of such early occupancy by Tenant; provided, however, that the Termination Date shall not be affected by such early occupancy.

      Section 4.  Rental.

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      (a)  Tenant shall pay to Landlord throughout the Term as rental for the
Premises the Base Rent, provided that the rental payable during each year subsequent to the Base Year shall be the Base Rent, increased by Tenant's Percentage Share of the total dollar increase, if any, in Operating Expenses paid or incurred by Landlord in that year over the Base Operating Expenses, and also increased by Tenant's Percentage Share of the total dollar increase, if any, in Property Taxes paid by Landlord in that year over the Base Property Taxes. The increased rental due pursuant to this Section 4(a) is the Escalation Rent. Upon the execution of this Lease, Tenant shall deposit with Landlord a sum equal to Tenant's first month's Base Rent, which amount shall be applied to the payment of the Base Rent due for the first month of the Term of this Lease.

      (b) Rental shall be paid to Landlord, in advance, on or before the first day of the Term of this Lease and on or before the first day of each successive calendar month during the Term of this Lease. In the event the Term of this Lease commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the monthly rental for the first and last fractional months of the Term of this Lease shall be appropriately prorated.

      (c) All sums of money due to Landlord under this Lease, not specifically characterized as rental, shall constitute additional rent and shall be due within thirty (30) days after receipt by Tenant of a billing. If any sum is not paid when due, it shall be collectible as additional rent with the next installment of rental falling due. Nothing contained in this Lease shall be deemed to suspend or delay the payment of any sum of money at the time it becomes due and payable under this Lease, or to limit any other remedy of Landlord.

      (d) Tenant acknowledges that late payment of rent and other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be difficult to ascertain. These costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any trust deed covering the Premises. Accordingly, if any installment of rent or any other sums due from Tenant are not received when due, Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount. The parties agree that the late charge represents a fair and reasonable estimate of the costs Landlord will incur because of late payment. Acceptance of the late charge by Landlord shall not constitute a waiver of Tenant's default for the overdue amount, nor prevent Landlord from exercising the other rights and remedies granted under this Lease. For the first time in each twelve (12) consecutive month period that Tenant shall fail to make any payment of rental or any additional rent hereunder, no interest or late charge shall be due and payable until Landlord shall have notified the Tenant thereof in writing and two (2) business days after such notice shall have passed without such payment being made, in which case interest shall be deemed to have accrued from the day when such payment was originally due and such late charge shall be due and payable. No further notice need be given in order that interest and late charges shall accrue on any further non-payment during such twelve (12) consecutive month period.

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                  [Initials of Landlord]                [Initials of Tenant]
         --------                            ----------

      (e) In addition to the imposition of any late charge, any amount due to Landlord, if not paid within five (5) days following the due date, will bear interest from the due date until paid at the rate of ten percent (10%) per year or, if a higher rate is legally permissible, at the highest rate legally permitted. However, interest shall not be payable on late charges incurred by Tenant nor on any amounts on which late charges are paid by Tenant to the extent this interest would cause the total interest to be in excess of that legally permitted. Payment of interest shall not excuse or cure any default by Tenant.

      (f) All payments due shall be paid to Landlord, without deduction or offset, in lawful money of the United States of America at Landlord's address for notices under this Lease or to another person or at another place as Landlord may designate by notice to Tenant.

      (g) No security or guaranty which may now or hereafter be furnished to Landlord for the payment of rent due hereunder or for the performance by Tenant of the other terms of this Lease shall in any way be a bar or defense to any of Landlord's remedies set forth in Sections 20, 21 or 22 hereof.

      Section 5. Escalation Rent. Escalation Rent shall be paid monthly on an estimated basis, with subsequent annual reconciliation, in accordance with the following procedures:

      (a) No later than ninety (90) days prior to the end of the Base Year and no later than ninety (90) days prior to the end of each subsequent year, or as soon after that time as practicable, Landlord shall give Tenant notice of Landlord's estimate of any Escalation Rent due under Section 4(a) for the ensuing year. On or before the first day of each month during the ensuing year, Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated Escalation Rent. If Landlord fails to give notice as required in this Section, Tenant shall continue to pay on the basis of the prior year's estimate until the month after that notice is given. If at any time it appears to Landlord that the Escalation Rent for the current year will vary from the estimate by more than five percent (5%), Landlord shall, by notice to Tenant, revise the estimate for that year, and subsequent payments by Tenant for that year shall be based on the revised estimate.

      (b) Within ninety (90) days after the close of each year following the Base Year, or as soon after the ninety (90) day period as practicable, Landlord shall deliver to Tenant a statement of the actual Escalation Rent for that year showing Operating Expenses and Property Taxes on the basis of which the actual Escalation Rent was determined. At Tenant's request, Landlord shall provide Tenant reasonable supporting detail underlying the calculations of Operating Expenses and Property Taxes. If Landlord's statement discloses that Tenant owes an amount that is less than the estimated payments for that year previously made by Tenant, Landlord shall credit the excess first against any sums then owed by Tenant, and then against the next payments of rental due. If Landlord's statement discloses that Tenant owes an amount that is more than the estimated payments for that year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement.

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      (c)  The amount of Escalation Rent for any fractional year in the Term shall be appropriately prorated. The proration of Escalation Rent for the applicable year in which termination occurs shall be calculated on the basis of a fraction of the Operating Expenses for that entire year and the proration of Property Taxes for the year in which termination occurs shall be calculated on the basis of a fraction of the Property Taxes for that entire year, but shall exclude any Property Taxes attributable to any increase in the assessed valuation of the Building occurring after termination. The termination of this Lease shall not affect the obligations of the parties pursuant to Section 5(b) to be performed after the termination.

      (d) Tenant, at its cost, shall have the right, once per calendar year, through an auditor who is an employee of the Salon.Com, or a reputable public accounting firm, to audit the most recent past annual statement of Escalation Rent. No auditor conducting such audit shall be compensated by payment of a percentage of any sums found to be overstated and payable to Tenant hereunder. Landlord will give the accounting firm access to Landlord's records supporting the statement during Normal Business Hours. In the event that the audit correctly reveals that Landlord has overstated the Operating Expenses or the Property Taxes by more than five percent (5%), Landlord shall reimburse Tenant for the reasonable cost of the audit, but in no event in excess of Five Thousand Dollars ($5,000), in addition to making appropriate adjustments in the Escalation Rent, with interest at the legal rate from the end of the calendar year so audited until paid. Any overpayments by Tenant shall be paid to Tenant by Landlord within fifteen (15) business days of determination and notice to Landlord of same.

      Section 6. Use. The Premises shall be used for general office purposes and incidental uses thereto and no other. Tenant shall not do or permit to be done on the Premises, nor bring or keep or permit to be brought or kept in the Premises, anything (a) which is prohibited by or in conflict with any law, ordinance, or governmental rule or, (b) which is prohibited by the standard form of fire insurance policy or, (c) which will increase the existing rate of or affect fire or other insurance on the Building or the Complex or its contents or cause a cancellation of any insurance policy covering the Building or the Complex or any part of it or its contents. Tenant shall not use or store in the Premises any hazardous or toxic substances, with the sole exception of reasonably necessary substances that are kept in reasonably necessary quantities for normal office operations, provided that their use and storage are in accordance with applicable laws. Tenant shall not do or permit anything to be done on the Premises that will obstruct or interfere with the rights of other tenants of the Building or the Complex, or injure or annoy them, or use or allow the Premises to be used for any unlawful purposes, nor shall Tenant cause, maintain, or permit any nuisance or waste on or about the Premises. The maximum floor load permitted on any floor of the Building is fifty (50) pounds per square foot. No furnishings, equipment or fixtures may be installed or placed in any part of the Premises which will create a load per square foot on the floor of the Premises in excess of such maximum load. Tenant agrees not to employ any person, entity or contractor for any work in the Premises (including moving Tenant's equipment and furnishings in, out or around the Premises) whose presence may give rise to a labor or other disturbance in the Building or the Complex and, if necessary to prevent such a disturbance in a particular situation, Landlord may require Tenant to employ union labor for the work.

                                       41
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      Section 7.  Services.

      (a) Landlord shall maintain the public and common areas of the Building and of the Complex that serve the Building, including lobbies, stairs, elevators, corridors, rest rooms, all exterior landscaping, windows, the mechanical, plumbing, and electrical equipment serving the Building, and the structure itself, in reasonably good order and condition so as to meet the reasonable needs of Tenant, except for damage, excluding normal wear and tear, caused by the Tenant. Damage by Tenant shall be repaired by Landlord at Tenant's expense. The standard of maintenance shall be equal to that of other office buildings of a similar class in the downtown San Francisco area.

      (b) Landlord shall furnish (i) electricity for lighting and the operation of normal office machines, (ii) heating and ventilation, to the extent reasonably required for the comfortable occupancy by Tenant in Tenant's use of the Premises during the period from 7:00 a.m. to 6:00 p.m. on weekdays ("Normal Business Hours"), except holidays, or a shorter period as may be prescribed by applicable policies or regulations adopted by any utility or governmental agency, (iii) elevator service; provided that, Landlord may reasonably limit the number of elevators to be operated before or after Normal Business Hours,
(iv) lighting replacement, for building standard lights, (v) rest room supplies,
(vi) window washing at least two (2) times a year, (vii) potable water for the rest rooms and kitchen areas, and (viii) daily janitor services during the times and in the manner that these services are customarily furnished in comparable office buildings in the downtown San Francisco area; provided, however, that Landlord shall not be required to provide janitorial services for portions of the Premises used for preparing or consuming food or beverages or for similar purposes.

      (c) During times other than Normal Business Hours, Landlord shall furnish the Premises with water, electricity and, upon twenty-four (24) hours' notice from Tenant, reasonable heat, ventilation and air conditioning. Any such additional or different utilities or services, including without limitation maintenance, repair, janitorial and cleaning services that Landlord may agree to provide at Tenant's request shall be at Tenant's sole expense. Tenant shall pay for heat, ventilation and air conditioning furnished at Tenant's request during times other than Normal Business Hours on an hourly basis at the then prevailing rate established for the Building by Landlord. If the service requested by Tenant is not a continuation of service furnished during Normal Business Hours, Tenant shall pay for such service at such rate for a period of two (2) hours preceding the commencement of services.

      (d) If the temperature otherwise maintained in any portion of the Premises by the heating, ventilating and air conditioning, if any, systems ("HVAC"), of the Building is affected as a result of (a) any lights, machines or equipment used by Tenant in the Premises, or (b) the occupancy of the Premises by more than one person per 115 square feet of rentable area, Landlord shall have the right, upon prior written notice to Tenant, to install any machinery or equipment that Landlord reasonably deems necessary to restore temperature balance. Tenant shall pay the cost of purchasing, installing, maintaining and operating any such equipment and modifications. Landlord may establish reasonable measures to conserve energy and water, including but not limited to, automatic light shut off after hours and efficient lighting forms, so long as these measures do not unreasonably interfere with Tenant's use of the Premises.

      (e) Tenant shall advise Landlord prior to execution of this Lease and within five (5) days after written request therefor of the nature and quantity of all of Tenant's lights, equipment and machines using electricity in the Premises and shall permit Landlord or its authorized agents to make periodic inspections of all facilities using electricity located within the Premises.

      (f) If Landlord reasonably determines that Tenant's use of electricity, water or any other utility exceeds the building standard use of such utility, Landlord has the right to measure the amount of such excess use by any reasonable means (including the installation at Tenant's expense of a separate meter or other measuring device) and charge Tenant for the cost thereof. Building Standard electrical allowance has been determined by Landlord to be: one and six-tenths (1.6) watts per square foot for lighting based on the "area category method" for office areas, in accordance with Title 24, part 6, Energy, of the California Administrative Code currently in effect. Available power distribution to each floor, at a minimum, shall be in accordance with the National Electric Code, which requires for minimum design, three and one-half (3.5) watts per square foot for power and one (1) watt per square foot for lighting. The total unit load shall not be less than four and one-half (4.5) watts per square foot based on the National Electric Code NEC Article, Table 220-3(b). Power allowance is based on the use during Normal Business Hours of typewriters, desk-top personal computers and other generally used office equipment generating comparable amounts of heat and using comparable amounts of electricity. If Landlord in its sole discretion permits Tenant to install or use in the Premises lighting in excess of one and six-tenths (1.6) watts per square foot or otherwise uses power (including lighting) in excess of four and one-half (4.5) watts per square foot, if allowed by applicable Legal Requirements, Tenant shall pay all the costs associated with such excess installation and usage. In addition, Landlord may impose a reasonable charge for the use of any additional or unusual janitorial services required by Tenant because of the quality or type of Tenant's Improvements in the Premises, the carelessness of Tenant or the nature of Tenant's business (including hours of operation). All sums payable hereunder by Tenant for additional services or for excess utility usage shall be payable upon demand by Landlord, provided that Landlord may require Tenant to pay monthly for the estimated cost of Tenant's additional services or excess utility usage if such usage occurs on a regular basis, and such estimated amounts shall be payable in advance on the first day of each month.

      (g) Landlord shall not be in default under this Lease, nor be liable for any damages resulting from, nor shall the required rental be abated because of
(i) the installation, use, or interruption of use of any equipment in connection with furnishing the previously listed services, (ii) failure to furnish or delay in furnishing these services, when failure or delay is caused by accident or conditions beyond the reasonable control of Landlord or by necessary repairs or improvements to the Premises, to the Building, or to the Complex, or (iii) the limitation, curtailment, rationing, or restrictions on use of water, electricity, gas, or any other form of energy serving the Premises or the Building, or the Complex. Landlord shall use reasonable efforts to diligently remedy interruptions in the furnishing of these services. In the event any governmental authority having jurisdiction over

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

the Building promulgates or revises any law, ordinance or regulation or building, fire or other code or imposes mandatory or voluntary controls or guidelines on Landlord or the Building or the Complex relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions (collectively, "Controls") or in the event Landlord is required or elects to make alterations to the Building in order to comply with such mandatory or voluntary Controls, Landlord may, in its sole discretion, comply with such Controls or make such alterations to the Building related thereto. Such compliance and the making of such alterations shall not constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant.

      (h) Landlord shall not be obligated to provide or maintain any security patrol or security system. However, if Landlord elects to provide such patrol or system, Tenant shall comply with any such system implemented by Landlord, and the cost thereof shall be included in Operating Expenses. Tenant's employees shall be permitted to access the Premises twenty-four (24) hours per day, three hundred sixty-five (365) days per year, subject to control by Landlord for health and safety reasons; provided, however, that if a security system is installed, such access shall be subject to verification, by proper identification (as designated by Tenant) or with security access codes or equipment. If Landlord installs a security system controlling access by magnetic key cards, Landlord shall make access cards available to Tenant, for Tenant's employees, at Landlord's cost for such cards. Replacement cards shall be made available to Tenant at Tenant's request and at its sole cost and expense.

      Section 8. Impositions. In addition to the monthly rental and other charges to be paid by Tenant under this Lease, Tenant shall pay Landlord for all of the following items (collectively, "Impositions"): (i) taxes, other than local, state, and federal personal or corporate income taxes measured by the net income of Landlord; (ii) assessments, including without limitation, all assessments for public improvements, services, or benefits, irrespective of when commenced or completed; (iii) excises; (iv) levies; (v) business taxes;
(vi) license, permit, inspection, and other authorization fees; (vii) transit development fees; (viii) assessments or charges for housing funds; (ix) service payments in lieu of taxes and; (x) any other fees or charges that are levied, assessed, confirmed, or imposed by a public authority; provided, however, that Impositions shall not include amounts otherwise included in Operating Expenses or Property Taxes. Tenant is obligated to pay only to the extent that the Impositions are (a) on, measured by, or reasonably attributable to, the cost or value of Tenant's equipment, furniture, fixtures, and other personal property located in the Premises, or the cost or value of any leasehold improvements made to the Premises by or for Tenant, regardless of whether title to the improvements shall be in Tenant or Landlord; (b) based on or measured by the monthly rental or other charges payable under this Lease, including without limitation, any gross receipts tax levied by a municipality, the State of California, the Federal Government, or any other governmental body with respect to the receipt of the rental; (c) based on the development, possession, leasing, operation, management, maintenance, alteration, repair, use, or occupancy by Tenant of the Premises or any portion of the Premises; or (d) on this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If it is unlawful for Tenant to reimburse

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

Landlord for the Impositions, but lawful to increase the monthly rental to take into account Landlord's payment of the Impositions, the monthly rental payable to Landlord shall be revised to net Landlord the same net return without reimbursement of the Impositions as would have been received by Landlord with reimbursement of the Impositions.

      Section 9.  Alterations.

      (a) Tenant shall not make or allow any alterations, additions, or improvements to the Premises or any part of the Premises (collectively, "Alterations"), without Landlord's prior written consent, which shall not be unreasonably withheld. The installation of furnishings, fixtures, equipment, or decorative improvements, none of which shall affect Building systems or the structure of the Building, and the repainting or recarpeting of the Premises, shall not constitute Alterations. All Alterations shall be made by Landlord for Tenant's account, including increased costs, if any, in accordance with the procedures set forth in this Section. All Alterations shall immediately become Landlord's property and, at the end of the Term, shall remain on the Premises without compensation to Tenant, unless Landlord elects by notice to Tenant to have Tenant remove any Alterations that are peculiar to Tenant's use of the Premises and are not normally required or used by other tenants, provided further that Tenant receives written notice from Landlord to remove such Alterations at the end of the term at the time Landlord consents to the installation of such Alterations (which time of consent shall be deemed to occur upon Landlord's approval of the final plans for such Alterations, including without limitation, the final Plans for the Work. In this event, Tenant shall bear the cost of restoring the Premises to their condition prior to the installment of the Alterations. When plans and specifications for any Alterations are approved by Landlord pursuant to Section 9(b), Landlord shall advise Tenant on request whether proposed Alterations would entitle Landlord to require their removal and restoration of the Premises at the end of the Term. Landlord may post and record an appropriate notice of nonresponsibility with respect to any Alteration and Tenant shall maintain any such notices posted by Landlord in or on the Premises.

      (b) Plans and specifications for Alterations shall be prepared at Tenant's expense by Landlord's architect, or by Tenant's architect if Tenant so requests and Landlord consents, which consent shall be at Landlord's sole discretion, and by engineers approved by Landlord, where the nature of the Alterations requires mechanical or electrical engineering services. Any architect retained by Tenant shall be instructed to follow standard construction administration procedures and use standard specifications and details reasonably promulgated by Landlord for the Building. The plans and specifications shall be subject to approval by Landlord and Tenant, and shall not be unreasonably withheld or delayed by either party. Plans and specifications that have neither been approved nor disapproved by Landlord within thirty (30) days after submittal by Tenant shall be deemed to have been approved. Landlord does not warrant the cost of the Alterations, the timeliness of performance, nor the quality of the contractor's work, but Landlord shall use reasonable best efforts to secure performance of the construction contract for Tenant's benefit.

      (c) In the event Tenant instructs Landlord or the contractor to proceed with any changes to the Alterations without a prior determination of increased costs resulting from those changes and without approval of the

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

increases by Tenant, or in the event Tenant is responsible for increased costs attributable to a delay or acceleration in the time for construction, the amount of any increased costs shall be reasonably determined by Landlord on completion of the Alterations, subject only to Landlord's reasonable efforts in causing the contractor to furnish Tenant appropriate back-up information concerning increased costs, if any.

      (d) The cost of the Alterations to be paid by Tenant shall include a reasonable market-rate charge for the administration, by Landlord or an agent, of the construction or installation of the Alterations, the amount of which shall bear a reasonable relationship to the scope of the Alterations and the costs of performing the administration.

      (e) Tenant shall pay to Landlord all amounts payable by Tenant pursuant to this Section after billing by Landlord. Billing may be in advance of or during the progress of the Alterations to enable Landlord to pay the contractor, architect, or engineer without advancing Landlord's own funds. At Tenant's request, Landlord shall, to the extent practicable, furnish a copy of each bill to Tenant for Tenant's approval at least ten (10) days prior to the due date of the bill. Tenant may contest any payment to a contractor for Alterations and Landlord shall withhold this payment, provided that the provisions of Section 10 are satisfied and Tenant indemnifies and defends Landlord against all claims and liability arising out of the contested payment. At Landlord's option and prior to commencement of Alterations, Tenant shall deposit with Landlord the estimated cost of Alterations, or a lesser portion as specified by Landlord for the cost as incurred. Any surplus funds shall be returned to Tenant when the Alterations have been paid for in full.

      (f) Landlord may delegate some or all authority and responsibilities under this Section to a manager.

      (g) Notwithstanding anything in this Sectiony9 to the contrary, provided that Salon.Com is Tenant occupying the Premises hereunder, Tenant may elect to directly contract and pay for the construction of the Alterations to be made to the Premises, otherwise subject to compliance with all provisions of this Lease, including without limitation, the approval of the plans therefor by Landlord and payment of an administrative charge for approval and oversight, upon at least twenty (20) days' prior written notice to Landlord, and subject to all other reasonable requirements Landlord may impose upon the making of such Alterations, including without limitation the prior approval of any contractor and all subcontractors proposed by Tenant to make the Alterations. Tenant or its contractors and subcontractors shall employ union labor for all such Alterations in order to ensure no disruption to other work in the Building or to the quiet enjoyment of the Building by other tenants of Landlord. Any such Alterations shall be constructed to completion in accordance with the plans for such Alterations approved by Landlord within a reasonable period of time after commencement of construction of such Alterations.

      Section 10. Liens. Tenant shall keep the Premises, the Building and the Complex free from any liens arising out of any work performed, materials furnished, or obligations incurred by or at the request of Tenant. Landlord may have posted on the Premises any notices that may be provided by law or that Landlord may deem proper for the protection of Landlord, the Premises, the Building, and the Complex from those liens. If any such liens are filed

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

unless Tenant is contesting such liens and shall have bonded against such liens as provided below, Landlord may, upon thirty (30) days' written notice to Tenant, without waiving its rights based on such breach by Tenant and without releasing Tenant from any obligations hereunder, pay and satisfy the same and in such event the sums so paid by Landlord shall be due and payable by Tenant immediately without notice or demand, with interest from the date paid by Landlord through the date Tenant pays Landlord, at the interest rate otherwise payable hereunder pursuant to Section 4(e). Notwithstanding, Tenant may contest any lien for which Tenant is responsible under this Section, provided that Tenant shall have caused the lien to be bonded against to the satisfaction of Landlord.

      Section 11. Repairs. Tenant accepts the Premises as being in the condition in which Landlord is obligated to deliver the Premises, subject to the tenant improvements, if any, that Landlord has agreed to make. At all times during the term of this Lease and at Tenant's sole cost, Tenant shall keep the Premises (excluding structural elements and Building systems, which Landlord shall maintain) in good condition and repair; ordinary wear and tear and damage to the Premises by fire, earthquake, or act of God or the elements are excepted. Tenant waives all rights to make repairs at the expense of Landlord or instead to vacate the Premises, and Tenant further waives the provisions of Civil Code 1941 and 1942 with respect to Landlord's obligations under this Lease. At the end of the term of this Lease, Tenant shall surrender to Landlord the Premises and all Alterations that are to remain in the Premises in the same condition as when received; ordinary wear and tear and damage by fire, earthquake, or act of God or the elements are excepted. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate, or paint the Premises or any part of them, except as specifically set forth in this Lease. Landlord has made no representations respecting the condition of the Premises, the Building or the Complex, except as specifically set forth in this Lease. Upon Tenant's occupancy of the Premises (other than the Early Access Premises), the Building's common areas and all path of travel portions of the Building to and from the Premises shall comply with all then current legal requirements, enforced by the City and County of San Francisco, California, relating to the rights of individuals with disabilities.

      Section 12.  Damage or Destruction.

      (a) In the event the Premises or any portion of the Building necessary for Tenant's occupancy are damaged by fire, earthquake, act of God, the elements, or other casualty, within sixty (60) days after that event, Landlord shall notify Tenant of the estimated time, in Landlord's reasonable judgment, required for repair or restoration. If the estimated time is one hundred and eighty (180) days or less after the commencement of the physical work and one
(1) year or less after the casualty event, Landlord shall proceed promptly and diligently to adjust the loss with applicable insurers, to secure all required governmental permits and approvals, and to commence and to complete the repair or restoration of the Premises or the portion of the Building necessary for Tenant's occupancy. This Lease shall remain in full force, except that for the time unusable, Tenant shall receive a rental abatement for that part of the Premises rendered unusable in the conduct of Tenant's business.

      (b) If the estimated time for repair or restoration is in excess of one hundred and eighty (180) days after the commencement of the physical work

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

or one (1) year after the casualty event, Tenant may elect to terminate this Lease as of the date of the casualty event by giving notice to Landlord within fifteen (15) days following receipt of Landlord's notice of the estimated time for repair. If the estimated time is more than one hundred and eighty (180) days after commencement of the physical work or one (1) year after the casualty event, but Tenant has not elected to terminate this Lease, Landlord may elect, on notice to Tenant within twenty (20) days after the period for Tenant's election to terminate has expired, to repair or restore the Premises or the portion of the Building necessary for Tenant's occupancy. In that event, this Lease shall continue in full force, but the rent shall be abated. If Landlord does not elect to repair or restore, this Lease shall terminate as of the date of the casualty event. However, if Landlord has not commenced the physical repair or restoration of the Premises or the portion of the Building necessary for Tenant's occupancy within one (1) year from the casualty event, Tenant may elect to terminate this Lease by notice to Landlord given at any time following the expiration of one (1) year from the casualty event, but prior to the commencement of the physical repair or restoration work.

      (c) If the Premises or the Building are to be repaired or restored under this Section, Landlord shall repair or restore at Landlord's cost the Building itself and all improvements in the Premises, including but not limited to, any tenant improvements constructed pursuant to this Lease, but excluding Alterations made by or for Tenant subsequent to completion of those tenant improvements. Tenant shall pay the cost of repairing or restoring any Alterations made by or for Tenant subsequent to completion of the tenant improvements made pursuant to this Lease and shall be responsible for carrying casualty insurance as Tenant deems appropriate for those Alterations.

      (d) In the event of any damage to or destruction of the Premises or the Building, Landlord and Tenant acknowledge that their respective rights and obligations are to be governed exclusively by this Lease.

      (e) In the event the Premises are to be repaired or restored and Tenant requires temporary offices as a result of a casualty event affecting the Premises, Landlord shall use best efforts to locate offices for Tenant within the Building. Tenant acknowledges that Landlord makes no commitment as to the availability of any offices or as to their cost.

      Section 13. Subrogation. Landlord and Tenant shall each obtain from their respective insurers under all policies of fire, theft, public liability, worker's compensation, and other insurance maintained during the term of this Lease covering the Building or the Complex, or any portion of it, or operations in it, a waiver of all rights of subrogation that the insurer of one party might have against the other party. Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorney fees, resulting from the failure to obtain this waiver.

      Section 14. Indemnification. Tenant waives all claims against Landlord for damage to any property or injury or death of any person on the Premises arising at any time and from any cause other than the gross negligence or willful misconduct of Landlord or Landlord's employees, agents, or contractors. Tenant shall hold Landlord harmless from and defend Landlord against all claims, liability, damage, or loss arising out of any injury or death of any person or damage to or destruction of property attributable to

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

the use of the Premises by Tenant, except that caused by the gross negligence or willful misconduct of Landlord or Landlord's agents, contractors, or employees; provided, however, in the event that Landlord's negligence is the principal cause of such claim, liability, damage or loss, Tenant shall so hold Landlord harmless, indemnify and defend Landlord only to the extent that Tenant receives, is entitled to receive, or would have received had Tenant carried the required insurance policies hereunder, insurance proceeds for such claim, liability, damage or loss. Tenant shall also indemnify, defend and hold Landlord harmless from any liability, cost, or expense arising from Tenant's use or storage in the Premises of any hazardous or toxic substance. Landlord shall indemnify, defend and hold Tenant harmless from any liability, cost or expense arising out of the release, deposit or presence of hazardous or toxic substances which are in the Premises or the Building not attributable to Tenant's or its assignees', sublessees', licensees', invitees', employees', guests', agents' or contractors' use or occupation of the Premises and the Building. These indemnity obligations shall include reasonable attorney fees, investigation costs, and all other reasonable costs incurred by the indemnified party from the first notice that any claim or demand is to be made or may be made. The indemnified party shall promptly give notice to the indemnifying party of any claim or demand. The provisions of this Section shall survive the termination of this Lease for any event occurring prior to the termination. The provisions of this Section to indemnify and hold a party harmless are limited to the amount of loss that is not paid to such party out of insurance proceeds, if any.

      Section 15. Compliance with Legal Requirements. At Tenant's sole cost, Tenant shall promptly comply with all laws and governmental rules now or later in force, including but not limited to, the American with Disabilities Act, as may be amended from time to time; with the requirements of any board of fire underwriters or other similar body now or in the future constituted; and with any direction or occupancy certificate issued by public officers (the "Legal Requirements"), insofar as they relate to the condition, use, or occupancy of the Premises. Excluded are (a) structural changes or changes to the electrical, mechanical, or plumbing systems of the Building, all to the extent not necessitated by Tenant's acts or by improvements made for Tenant, other than the tenant improvements to be made pursuant to this Lease by Landlord, if any;
(b) alterations or improvements to the Building as a whole or to the Premises of tenants generally that are not by law the tenants' responsibility with which to comply; (c) work necessitated by defects in the construction of the Building;
(d) work necessitated by violations of Legal Requirements existing as of the Commencement Date; and (e) the investigation or remediation of hazardous or toxic substances, the release, deposit or presence of which are not attributable to Tenant's or its assignees', sublessees', licensees', invitees', employees', guests', agents' or contractors' use or occupation of the Premises or the Building. Tenant shall immediately furnish Landlord with any notices received from any insurance company or governmental agency or inspection bureau regarding any unsafe or unlawful conditions within the Premises. Landlord shall comply in a timely manner with all Legal Requirements that are not Tenant's responsibility under this Section to the extent noncompliance would adversely affect Tenant's use or occupancy of the Premises. Tenant agrees that Tenant shall not discriminate against or segregate any person or group of persons on account of race, sex, creed, color, marital status, sexual preference, national origin, or ancestry, in the occupancy, use, sublease, tenure, or enjoyment of the Premises. The provisions of this Section 15 are for the

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

benefit of Landlord or Tenant only and are not nor shall they be construed to be for the benefit of any other tenant or occupant of the Building.

      Section 16.  Assignment and Subletting.

      (a) Except as otherwise expressly permitted by this Lease, Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed, voluntarily or involuntarily, assign or hypothecate this Lease or any interest in this Lease, sublet the Premises or any part of them, or license the use of the Premises by any party other than Tenant. Any of the previous acts without consent shall be void and shall, at the option of Landlord, constitute a noncurable default under this Lease. In connection with each consent requested by Tenant, Tenant shall submit to Landlord the terms of the proposed transaction, the identity of the parties to the transaction, the proposed documentation for the transaction, and all other information reasonably requested by Landlord concerning the proposed transaction and the parties involved. Tenant agrees that any instrument by which Tenant assigns or sublets all or any portion of the Premises shall expressly provide that the subtenant or assignee may not further assign or sublet the assigned or sublet space without Landlord's prior written consent as provided herein, and that the assignee or subtenant will assume and comply with all of the provisions of this Lease and that Landlord may enforce the Lease provisions directly against such assignee or subtenant. For purposes of this Section 16, the following events shall be deemed an assignment or sublease, as appropriate: (i) the issuance of equity interests (whether stock, partnership interests or otherwise) in Tenant or any subtenant or assignee, or any entity controlling any of them, to any person or group of related persons, in a single transaction or a series of related or unrelated transactions, such that, following such issuance, such person or group shall have Control (as defined below) of Tenant; or (ii) a transfer of Control of Tenant or any subtenant or assignee, or any entity controlling any of them, in a single transaction or a series of related or unrelated transactions (including without limitation, by consolidation, merger, acquisition or reorganization), except that the transfer of outstanding capital stock or other listed equity interests by persons or parties other than "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, through the "over-the-counter" market or any recognized national or international securities exchange, shall not be included in determining whether Control has been transferred. "Control" shall mean direct or indirect ownership of fifty percent (50%) or more of all of the voting stock of such corporation or fifty percent (50%) or more of all the legal and equitable interest in any other business entity. However, Tenant may, without resulting in a default under this Lease and without notice to Landlord, license the use of the Premises by (i) any entity of which Tenant, any of Tenant's subsidiaries, or Tenant's parent is a limited partner, general partner, joint venturer, or shareholder; (ii) any other limited partner, general partner, joint venturer or shareholder in that entity;
(iii) any consultant, contractor, accountant, or counsel of Tenant; or (iv) any of the directors, officers, employees, contractors, accountants, or counsel of any of the foregoing. The license or other permitted use does not in any way create in the licensee or any other party rights to possess or remain in the Premises beyond the termination of the Lease.

      (b) Without limiting other instances in which Landlord may reasonably withhold consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold consent in the following instances:

          (i) if at the time consent is requested or at any time prior to the granting of consent, an Event of Default has occurred and has not been cured under this Lease or if Tenant is in monetary default under this Lease or would be in monetary default under this Lease but for the pendency of any grace or cure period under Section 19, if any;

             (ii) if the proposed assignee or sublessee is a governmental agency;

          (iii) if, in Landlord's reasonable judgment, use of the Premises by the proposed assignee or sublessee would not be comparable to the office use by other tenants in the Building, would entail alterations that would materially lessen the value of the leasehold improvements in the Premises (unless Tenant provides adequate security to ensure that the Premises will be restored to their prior condition pursuant to Section 9(a)), would result in more than a reasonable number of occupants per floor, or would require substantially increased services by Landlord;

          (iv) if Landlord reasonably determines that circumstances warrant a consideration of the financial worth of a proposed assignee or sublessee, and the financial worth, in Landlord's reasonable judgment, does not meet the credit standards applied by Landlord for other tenants under leases with comparable terms; and

          (v) if, in Landlord's reasonable judgment, the character, reputation, or business of the proposed assignee or sublessee is not consistent with the quality of the other tenancies in the Building.

      (c) If at any time during the Term, Tenant desires to sublet all or any part of the Premises or assign the Lease, Tenant shall notify Landlord of the terms of the proposed subletting and the space proposed to be sublet or the proposed assignment. Landlord shall have the option, exercisable by notice given to Tenant within thirty (30) days after Tenant's notice is given, or within five (5) days after Tenant's notice is given if Tenant submits terms that have already been negotiated with a specific proposed sublessee or assignee, either (i) to sublet from Tenant this space at the rental and other terms in Tenant's notice, or, (ii) in the event the notice proposes a subletting for the entire Premises for a sublet term ending within the last year of the Term, or an assignment of the Lease, to terminate this Lease. If Landlord does not exercise this option, Tenant shall be free to sublet the space or assign the Lease to any third party or to the specific proposed sublessee or assignee, at the same rental and on substantially the same terms in the notice given to Landlord, subject to obtaining Landlord's prior consent as provided previously.

      (d) No sublessee shall have a right to further sublet without Landlord's prior consent, which Tenant acknowledges may be withheld in Landlord's absolute discretion, and any assignment by a sublessee of the sublease shall be subject to Landlord's prior consent in the same manner as if Tenant were entering into a new sublease. No sublease, once consented to by Landlord, shall be modified or terminated by Tenant without Landlord's prior consent, which shall not be unreasonably withheld.

      (e) In the case of an assignment, one-half (1/2) of any sums or other economic consideration received by Tenant as a result of the assignment (excluding any consideration reasonably attributed to assets other than this Lease) shall be paid to Landlord after first deducting the unamortized cost of leasehold improvements paid for by Tenant, and the cost of any real estate commissions, reasonable attorney fees, or other third party professional services paid by Tenant in connection with the assignment.

      (f) In the case of a subletting, one-half (1/2) of any sums or economic consideration received by Tenant as a result of the subletting shall be paid to Landlord after first deducting (i) the rental due under this Lease, prorated to reflect only rental allocable to the sublet portion of the Premises, (ii) the cost of leasehold improvements made to the sublet portion of the Premises at Tenant's cost, amortized over the term of this Lease, except for leasehold improvements made for the specific benefit of the sublessee, which shall be amortized over the term of the sublease, and (iii) the cost of any real estate commissions, reasonable attorney fees, or other third party professional services paid by Tenant in connection with the subletting.

      (g) Regardless of Landlord's consent, no subletting or assignment shall release or alter Tenant's obligation or primary liability to pay the rental and perform all other obligations under this Lease. The acceptance of rental by Landlord from any other person shall not be deemed a waiver by Landlord of any provision of this Lease. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee or successor of Tenant in the performance of any of the terms of this Lease, after notice of default to Tenant pursuant to Section 19 and the expiration of any applicable cure period, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against the assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining consent. This action shall not relieve Tenant of liability under this Lease provided, however, that Tenant shall not be liable for any increase in Tenant's obligations under this Lease because of any amendment or modification to this Lease, unless Tenant has consented to it in writing. Further, no permitted subletting by Tenant shall be effective until there has been delivered to Landlord a counterpart of the sublease in which the subtenant agrees to be and remain jointly and severally liable with Tenant for the payment of rent pertaining to the sublet space and for the performance of all of the terms and provisions of this Lease to the extent applicable to the sublet premises; provided, however, that the subtenant shall be liable to Landlord for rent only in the amount set forth in the sublease. No permitted assignment shall be effective unless and until there has been delivered to Landlord a counterpart of the assignment in which the assignee assumes all of Tenant's obligations under this Lease arising on or after the date of the assignment. The failure or refusal of a subtenant or assignee to execute any such instrument shall not release or discharge the subtenant or assignee from its liability as set forth above.

      (h) If Tenant assigns this Lease, sublets the Premises, or requests the consent of Landlord to any assignment, subletting, hypothecation, or other action requiring Landlord's consent under this Lease, Tenant shall pay Landlord's reasonable attorney fees incurred in connection with the action, which, absent unusual circumstances or requirements surrounding such action, shall not, during the first year of the Term, exceed One Thousand Dollars ($1,000), and during each successive year of the Term thereafter, shall not exceed $1,000, increased on each anniversary of the Commencement Date, in the same proportion as the increase in the Consumer Price Index, All Items, for the San Francisco-Oakland-San Jose, California, Area, for such immediately preceding year.

      (i) Notwithstanding anything contained in this Section 16 to the contrary, Salon.Com, as Tenant, may assign this Lease or sublet the Premises or any portion thereof without Landlord's consent (but with written notice thereof) and without extending any option to Landlord, to any corporation or other legal entity or person which controls, is controlled by or is under common control with Tenant or to any corporation or other legal entity or person resulting from the merger or consolidation with Tenant, or to any legal person or entity which acquires substantially all of the assets of Tenant as a going concern of the business that is being conducted on the Premises, provided that said assignee or subtenant assumes in writing in full the obligations of Tenant under this Lease in the case of an assignee or to the extent of the sublet Premises and for the sublease term in the case of a subtenant.

      Section 17. Rules. Tenant shall comply with the rules attached to and incorporated in this Lease as Exhibit B, and after notice, with all reasonable modifications and additions to these rules, from time to time promulgated in writing by Landlord. Landlord shall not be responsible to Tenant for the nonperformance of any of these rules by any other tenant or occupant of the Building or the Complex, but Landlord shall take reasonable steps to enforce any rules, the nonperformance of which by other tenants materially and adversely affects Tenant in the use of the Premises. However, if any rule conflicts with any term, covenant, or condition of this Lease, this Lease shall prevail. In addition, no rule, or any subsequent amendment to it adopted by Landlord shall alter, reduce, or adversely affect any of Tenant's rights or enlarge Tenant's obligations under this Lease.

      Section 18. Entry by Landlord. Landlord may enter the Premises at reasonable hours and, except in the event of an emergency, on reasonable prior notice, to (a) inspect the Premises; (b) exhibit the Premises to prospective purchasers, lenders, or tenants; (c) determine whether Tenant is complying with all obligations under this Lease; (d) supply janitorial service and any other services to be provided by Landlord under this Lease; (e) post notices of nonresponsibility; and (f) make repairs or perform maintenance required of Landlord by this Lease, make repairs to any adjoining space or utility services, or make repairs, alterations, or improvements to any other portion of the Building or the Complex. However, all this work shall be done as promptly as reasonably possible and cause as little interference to Tenant as reasonably possible. Subject to Landlord's undertakings in the previous sentence, Tenant waives any damage claims for inconvenience to or interference with Tenant's business or loss of occupancy or quiet enjoyment of the Premises caused by Landlord's entry. At all times Landlord shall have a key with which to unlock the doors on the Premises, excluding Tenant's vaults, safes, and similar areas designated as secure areas in writing by Tenant in advance. In an emergency, Landlord shall have the right to use any means that Landlord deems proper to open Tenant's doors and enter the Premises. Entry to the Premises by Landlord in an emergency shall not be construed as a forcible or unlawful entry, a detainer, or an actual or constructive eviction of Tenant.

      Section 19. Events of Default. The following events shall constitute events of default under this Lease (each, an "Event of Default"):

      (a) a default by Tenant in the payment when due of any rent or other sum payable under this Lease, provided, however, that Landlord agrees to provide Tenant no more than once during any consecutive twelve (12) month period of the Term a written courtesy notice of Tenant's failure to pay rent when due hereunder, by which Tenant shall have five (5) days after receipt of such notice to pay such overdue rent before delivery of any statutorily required notice is given by Landlord seeking forfeiture of the Lease;

      (b) a default by Tenant in the performance of any of the terms, covenants, agreements, or conditions in this Lease, other than a default by Tenant in the payment when due of any rent or other sum payable under this Lease, and the continuation of the default beyond thirty (30) days after notice by Landlord or, if the default is curable and would require more than thirty
(30) days to remedy, beyond the time reasonably necessary for cure;

      (c) the bankruptcy or insolvency of Tenant, a transfer by Tenant in fraud of creditors, an assignment by Tenant for the benefit of creditors, or the commencement of proceedings of any kind by or against Tenant under the Federal Bankruptcy Act or under any other insolvency, bankruptcy, or reorganization act, unless Tenant is discharged from voluntary proceedings within ninety (90) days;

      (d) the appointment of a receiver for a substantial part of Tenant's assets;

      (e)  the abandonment of the Premises; and

      (f) the levy upon this Lease or any estate of Tenant under this Lease by attachment or execution and the failure to have the attachment or execution vacated within thirty (30) days.

      Section 20. Termination upon Default. On occurrence of any Event of Default by Tenant, Landlord may, in addition to any other rights and remedies given here or by law, terminate this Lease and exercise remedies relating to it without further notice or demand in accordance with the following provisions:

      (a) So long as the Event of Default remains uncured, Landlord shall have the right to give notice of termination to Tenant, and on the date specified in this notice, this Lease shall terminate.

      (b) If this Lease is terminated, Landlord may, by judicial process, reenter the Premises, remove all persons and property, and repossess and enjoy the Premises, all without prejudice to other remedies that Landlord may have because of Tenant's default or the termination.

      (c) If this Lease is terminated, Landlord shall have all of the rights and remedies of a landlord provided by Civil Code 1951.2, in addition to any other rights and remedies Landlord may have. The damages which Landlord may recover shall include, without limitation, (i) the worth at the time of award of the unpaid rent which had been earned at the time of termination;
(ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of the award exceeds the amount of the rental loss that Tenant proves could have been reasonably avoided;
(iii) the worth at the time of award computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%) of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided; (iv) all reasonable legal expenses and other related costs incurred by Landlord following Tenant's default; (v) all reasonable costs incurred by Landlord in restoring the Premises to good order and condition to relet the Premises; and (vi) all reasonable costs, including without limitation, any brokerage commissions incurred by Landlord in reletting the Premises.

      Section 21. Continuation after Default. If Tenant breaches this Lease and abandons the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all rights and remedies under this Lease, including the right to recover the rental as it becomes due under this Lease. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession.

      Section 22. Other Relief. The remedies provided in this Lease are in addition to any other remedies available to Landlord at law, in equity, by statute, or otherwise.

      Section 23. Right of Landlord to Cure Defaults. Agreements and provisions to be performed by Tenant under this Lease shall be at Tenant's sole cost and without abatement of rental, except as specifically provided in this Lease. If Tenant (a) fails to pay any sum of money, other than rental, required under this Lease, or (b) fails to perform any other act under this Lease, and this failure continues for thirty (30) days after notice of the failure by Landlord, or a longer period as may be allowed under this Lease, Landlord may, without waiving or releasing Tenant from any obligations of Tenant, make payment or perform other acts required by this Lease on Tenant's behalf. All sums paid by Landlord and all necessary incidental costs shall be payable to Landlord on demand and shall constitute additional rental under this Lease.

      Section 24. Attorney Fees. If, as a result of a breach or default under this Lease, Landlord or Tenant uses an attorney to secure compliance with Lease provisions, to recover damages, to terminate this Lease, or to evict Tenant, as applicable, the non-prevailing party shall reimburse the prevailing party, on demand, for all reasonable attorney fees and expenses incurred by the prevailing party, and if such prevailing party shall recover judgment in connection therewith, such fees and expenses shall be included in and as a part of such judgment. As used herein, the term "prevailing party" shall mean that party who substantially prevails on its claim, regardless of whether such claim is prosecuted to judgment. If any action or proceeding between Landlord and Tenant to enforce the provisions of this Lease (including an action or proceeding between Landlord and the trustee or debtor in possession while Tenant is a debtor in a proceeding under any bankruptcy law) proceeds to trial, Landlord and Tenant hereby waive their respective rights to a jury in such trial.

      Section 25.  Eminent Domain.

      (a) If all or any part of the Premises shall be either taken or condemned for any public or quasi-public use or purpose, or transferred by agreement in connection with any public or quasi-public use or purpose with or without any condemnation action or proceeding being instituted (either such event herein called a "Taking"), and if such Taking is permanent, the Term shall automatically terminate with respect to the part of the Premises so Taken as of the date when the possession of such part is required. If all or any portion of the Premises is subject to a temporary Taking, this Lease shall remain in full force and effect and Tenant shall continue to perform all terms, conditions and covenants of this Lease. If a portion of the Premises or Building or Complex is taken so as to require, in Landlord's reasonable judgment, a substantial alteration or reconstruction of the remaining portions, Landlord, at its sole election, may terminate this Lease as of the date when possession of the part so Taken is required. Without obligation to Tenant, Landlord may agree to transfer to any condemnor all or any portion of the Building sought by such condemnor, free from this Lease and the rights of Tenant hereunder, without first requiring that any action or proceeding be instituted or, if instituted, pursued to a judgment.

      (b) Landlord shall be entitled to the entire award made to it for any Taking, provided, however, that: (a) Landlord shall have no interest in any award made to Tenant specifically for its relocation expenses, the Taking of personal property or fixtures belonging to Tenant, or the interruption of or a damage to Tenant's business, if any such award is made separately to Tenant and not as a part of an award or damages recoverable by Landlord, and (b) Tenant shall be entitled to receive the entire award made in connection with any temporary Taking allocable to the period prior to the expiration of the Term.

      (c) Landlord and Tenant hereby waive the provisions of California Code of Civil Procedure Section 1265.130 to the extent that such provisions are inconsistent with this Lease.

      Section 26.  Insurance.

      (a) Tenant, at its expense, shall maintain in full force during the term a policy or policies of commercial general liability insurance insuring against all liability of Tenant and its representatives and visitors for personal or bodily injury or property damage arising out of or incurred in connection with Tenant's use or occupancy of the Premises, the Building or the Complex. Such policy or policies shall further insure the indemnification obligations of Tenant under this Lease.

      (b) Tenant shall at all times maintain in effect insurance with respect to its alterations, trade fixtures and other personal property at the Premises providing coverage against fire, extended coverage perils and vandalism and malicious mischief, to the extent of one hundred percent (100%) of the full replacement cost thereof. Tenant may carry such insurance under a blanket policy, provided that such policy provides equivalent coverage to a separate policy. During the Term the proceeds from any such policies of insurance shall be used for the repair or replacement of such property so insured. Landlord shall have no interest in such insurance and shall sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss by Tenant.

      (c) Each policy of insurance required under this Lease shall be in an amount specified in the Basic Lease Information and in a form, and with an insurer acceptable to Landlord, and shall require at least thirty (30) days' written notice to Landlord and any beneficiary of any deed of trust covering the Building or the Complex prior to any termination or alteration of the policy and shall provide that no act or omission of Tenant shall affect or limit the obligations of the insurer with respect to any other insured. Each policy of liability insurance shall name Landlord and its property manager and any beneficiary of any deed of trust covering the Building or the Complex as additional insureds and provide that it is primary to, and not contributing with, any policy carried by Landlord covering the same loss. Tenant shall provide to Landlord prior to the Commencement Date and upon request thereafter evidence that the insurance required to be carried by Tenant pursuant to this
Section is in full force and effect and the premiums therefor have been paid. Not more frequently than once every year, Tenant shall increase the amounts of insurance as recommended by Landlord's lender or insurance broker if, in the opinion of either of them, the amount of insurance then required under this Lease is not adequate. Any limits set forth in the Lease on the amount or type of coverage required by Tenant's insurance shall not limit the liability of Tenant under this Lease.

      (d) In the event that, as a result of changed circumstances from time to time, comparable landlords and/or tenants in the area in which the Building is located are typically carrying kinds or amounts of insurance that exceed the requirements of this Lease, Tenant shall, within thirty (30) days following written demand by Landlord, obtain and thereafter maintain in effect such additional insurance, which shall, to the extent reasonably applicable, conform to, and be governed by, the existing insurance provisions of this Lease.

      Section 27. Subordination. This Lease shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or later placed upon the Building or the Complex and to any advances made on the security of it or Landlord's interest in it, and to all renewals, modifications, consolidations, replacements, and extensions of it. However, if any mortgagee, trustee, or ground lessor elects to have this Lease prior to the lien of its mortgage or deed of trust or prior to its ground lease, and gives notice of that to Tenant, this Lease shall be deemed prior to the mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of the mortgage, deed of trust, or ground lease, or the date of recording of it. In the event any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure. In the event of termination of any ground lease to which this Lease is subordinate, Tenant shall attorn to the ground lessor. Tenant agrees to execute any documents, in form and substance reasonably acceptable to Tenant, required to effectuate the subordination, to make this Lease prior to the lien of any mortgage or deed of trust or ground lease, or to evidence the attornment. In the event Tenant executes a subordination, non-disturbance and attornment agreement with any existing lienholder of the Property, the terms of such agreement shall supersede the provisions of this

Section and govern Tenant's rights with respect to a foreclosure event or transfer resulting from any action taken by such existing lienholder. Tenant's agreement to subordinate its interest in this Lease to the rights of a future ground lessor, mortgage holder or beneficiary under a deed of trust is conditioned upon such future ground lessor, mortgage holder or beneficiary under a deed of trust entering into a subordination, non-disturbance and attornment agreement in a form substantially similar to that attached hereto as ExhibityE, which form Tenant agrees to execute in such situations. Landlord shall use all commercially reasonable efforts to obtain such a subordination, nondisturbance and attornment agreement from the holder of the deed of trust encumbering the Property as of the date of this Lease.

      Section 28. No Merger. The surrender of this Lease by Tenant, or a mutual cancellation of it, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of all subleases or subtenancies.

      Section 29. Sale. In the event that Landlord or any successor owner of the Building or the Complex sells or conveys the Building or the Complex, all liabilities and obligations of Landlord or the successor owner under this Lease accruing after the sale or conveyance terminates, shall be binding on the new owner, and Tenant shall release Landlord from all liability under this Lease. Tenant agrees to attorn to the new owner.

      Section 30. Estoppel Certificate. At any time with at least fifteen (15) days' prior notice by Landlord, Tenant shall execute, acknowledge, and deliver to Landlord a certificate certifying: (a) that this Lease is unmodified and in full force or, if there have been modifications, that this Lease is in full force, as modified, together with the date and nature of each modification,
(b) the amount of the Base Rent, most recent Escalation Rent, if any, and the date to which the rent has been paid, (c) that no notice has been received by Tenant of any default that has not been cured, except defaults specified in the certificate, (d) that no default of Landlord is claimed by Tenant, except defaults specified in the certificate, and (e) other matters as may be reasonably requested by Landlord. Any certificate may be relied on by prospective purchasers, current or prospective mortgagees, or current or prospective beneficiaries under any deed of trust on the Building.

      Section 31. Light, Air, or View Rights. Any diminution or shutting off of light, air, or view by any structure that may be erected on lands adjacent to the Building or the Complex shall not affect this Lease or impose any liability on Landlord.

      Section 32.  Relocation.  [Intentionally Omitted]

      Section 33. Brokers. Tenant and Landlord agree that, except as indicated in the Basic Lease Information, no broker or finder has been involved in the transaction described in this Lease and Landlord and Tenant agree that in the event any broker, salesperson or other person makes any claim for any commission or finder's fee based upon the lease of the Premises to Tenant or any other items or interests contemplated by this Lease, the party through whom said broker, salesperson or other person makes its claim shall indemnify and hold harmless the other party from said claim and all liabilities, costs and expenses relating thereto, including reasonable attorneys' fees, which may be incurred by such other party in connection with such claim. Landlord shall pay Grubb & Ellis ("Landlord's Broker") a commission in connection with this Lease in the manner and upon the satisfaction of the terms and conditions set forth in that Exclusive Leasing Agreement dated as of Septembery4, 1997 executed by Landlord and Landlord's Broker, as may be amended among them. Landlord and Tenant also understand that Landlord's Broker shall, pursuant to a separate agreement by and between Landlord's Broker and Tenant's Broker, share with Tenant's Broker a portion of the commission paid by Landlord to Landlord's Broker. Landlord and Tenant acknowledge that such understanding shall not in any manner obligate Landlord to directly or indirectly pay any such portion of the commission to Tenant's Broker under any circumstances and hereby expressly state that Tenant's Broker is not an intended third party beneficiary of any promise set forth herein.

      Section 34.  Holding Over.

      (a) If, without objection by Landlord, Tenant holds possession of the Premises after expiration of the term of this Lease, Tenant shall become a tenant from month-to-month on the terms specified in this Lease, except those pertaining to term, and option to extend, if any, but at a monthly rental equivalent to one hundred and fifty percent (150%) of the then prevailing monthly rental paid by Tenant at the expiration of the term of this Lease, payable in advance on or before the first day of each month. Each party shall give the other notice of intention to terminate the tenancy at least one (1) month prior to the date of termination of a monthly tenancy.

      (b) If, over Landlord's objection, Tenant holds possession of the Premises after expiration of the term of this Lease or expiration of the holdover tenancy, Tenant shall be deemed to be a tenant-at-sufferance and, without limiting the liability of Tenant for unauthorized occupancy of the Premises, Tenant shall indemnify Landlord and any replacement tenant for the Premises for any damages or loss suffered by either Landlord or the replacement tenant resulting from Tenant's failure to vacate the Premises in a timely manner.

      Section 35. Security Deposit. Tenant shall deposit with Landlord the sum specified in the Basic Lease Information (the "Deposit") within fifteen (15) days after the date of this Lease. The Deposit shall be held by Landlord as security for the faithful performance by Tenant of all provisions of this Lease. If Tenant fails to pay rent or other sums due under this Lease or defaults with respect to any provision of this Lease, Landlord may use, apply, or retain all or any portion of the Deposit for the payment of rent or other sums in default, for the payment of any other sums to which Landlord may become obligated because of Tenant's default, or to compensate Landlord for any loss or damage that Landlord may suffer because of the Tenant's actions. If Landlord uses or applies the Deposit, Tenant shall, within ten (10) days after demand, deposit cash with Landlord in an amount sufficient to restore the Deposit to the full amount, and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Deposit separate from Landlord's general accounts. If Tenant performs all of Tenant's obligations under this Lease, the Deposit or the amount not applied by Landlord shall be returned, without interest, to Tenant or at Landlord's option, to the last assignee, if any, of Tenant's interest under this Lease at the expiration of the Term and after Tenant has vacated the Premises. No trust relationship is created between Landlord and Tenant with respect to the Deposit. In lieu of the Deposit in cash, Tenant may deliver to Landlord one or more irrevocable standby letters of credit (each a "Letter of Credit") payable upon presentation, in form and substance and issued by a financial institution acceptable to Landlord, in its reasonable discretion in the aggregate amount of the deposit to be held pursuant to this Lease, and handled pursuant to the terms of Section 35. Each Letter of Credit shall be outstanding for at least twelve (12) months from issuance, and, in addition to Landlord's right to draw on a Letter of Credit at any time that Landlord could otherwise use the Deposit as permitted under this Lease, in the event that Tenant fails to deliver replacement Letter(s) of Credit or a written renewal of the then current Letter(s) of Credit prior to the date fifteen (15) days before the expiration of the then current Letter(s) of Credit, Landlord may make presentation of the then current Letter(s) of Credit and hold the Deposit in the form of cash thereafter, and Tenant shall no longer have the right to make the Deposit in the form of Letter(s) of Credit. In the event that Tenant has not committed an Event of Default which remained uncured after all applicable cure periods, whether contained herein or by statute, at any time prior to an adjustment in the amount of the Deposit as provided below, the amount of the Deposit shall be in the following amounts during the following periods of the Term (each year so designated to commence on the anniversary of the Commencement Date):

             During Year 2 of the Term:               $630,000.00
             During Year 3 of the Term:               $560,000.00
             During Year 4 of the Term:               $490,000.00
             During Year 5 of the Term:               $420,000.00
             During Year 6 of the Term:               $350,000.00
             During Year 7 of the Term:               $280,000.00
             During Years 8, 9 and 10 of the Term:    $160,000.00
             During the Extension Period:             $160,000.00

      Notwithstanding the foregoing, from and after the third anniversary of the Commencement Date, the Deposit shall be in the amount of $80,000.00 in the sole event that Tenant provides evidence reasonably satisfactory to Landlord at least thirty (30) and no more than sixty (60) days prior to each anniversary of the Commencement Date that Tenant has a tangible net worth of at least $75,000,000.00. For any year that Tenant does not provide satisfactory evidence of such tangible net worth, the Deposit shall be in the amount set forth above for such year.

      Section 36. Waiver. The waiver by either party hereto of any agreement, condition, or provision contained in this Lease shall not be deemed to be a waiver of any subsequent breach of the agreement, condition, or provision or any other agreement, condition, or provision contained in the Lease, nor shall any custom or practice that may arise between the parties in the administration of the terms of this Lease be construed to waive or to lessen the right of any party to the performance by the other party in strict accordance with these terms. The subsequent acceptance of rental under this Lease by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition, or provision of this Lease, other than the failure of Tenant to pay the particular accepted rental, regardless of knowledge of the preceding breach at the time of the rental acceptance.

      Section 37. Notices and Consents. All notices, consents, demands, and other communications from one party to the other that are given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been fully given when delivered, including delivery by commercial delivery services or facsimile transmission, or if deposited in the United States mail, certified or registered, postage prepaid, when received or refused. All notices, consents, demands, and other communications shall be addressed as follows: to Tenant at the address specified in the Basic Lease Information, or to another place or person as Tenant may designate in a notice to Landlord, or delivered to Tenant at the Premises; to Landlord at the address specified in the Basic Lease Information, or to another place as Landlord may designate in a notice to Tenant.

      Section 38. Entire Agreement. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels all previous negotiations, arrangements, brochures, agreements, and understandings between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease. There are no representations between Landlord and Tenant other than those contained in this Lease. All implied warranties, including implied warranties of merchantability and fitness, are excluded.

      Section 39. Authority. If either of the parties signs this Lease as a corporation, such party warrants that the party is a duly formed and validly existing corporation, that the party is qualified to do business in California, and any other jurisdiction in which it conducts business, that the party has the right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. If either of the parties signs this Lease as a partnership, each person executing this Lease on behalf of the party warrants that the party is a partnership, that the partnership has the right and authority to enter into this Lease, and that each person signing on behalf of the partnership is authorized to sign.

      Section 40. Plural and Singular. The words Landlord and Tenant as used in this Lease shall include the plural as well as the singular.

      Section 41. Joint and Several Obligations. If there is more than one Tenant, the obligations imposed on Tenant shall be joint and several.

      Section 42. Time of the Essence. Time is of the essence in this Lease and all of its provisions.

      Section 43. Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

      Section 44. Heirs, Successors, and Assigns. The agreements, conditions, and provisions contained in this Lease shall, subject to the provisions for assignment, apply to and bind the heirs, executors, administrators, successors, and assigns of the parties to it. Unless expressly provided herein to the contrary, the terms, conditions and covenants of this Lease are intended solely for the benefit of Landlord and Tenant.

      Section 45. Name of Building. Tenant shall not, without the consent of Landlord, use the name of the Building or the Complex for any purpose other than as the address of the business to be conducted by Tenant in the Premises.

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      Section 46.  Illegality or Unenforceability of Portion of Lease.  If any
provision of this Lease is determined to be illegal or unenforceable, this determination shall not affect any other provision of this Lease, and all other provisions shall remain in full force and effect.

      Section 47. Governing Law. This Lease shall be governed by and construed pursuant to law of the State of California. The headings and titles to the paragraphs of this Lease are for convenience only and are not to be used to interpret or construe this Lease. Wherever the term "including" or "includes" is used in this Lease it shall be construed as if followed by the phrase "without limitation."

      Section 48. Obligations Independent. The obligations of each party hereunder are independent and do not constitute conditions to the effectiveness of the other party's obligations. The nonperformance by either party of any of its obligations shall not excuse any nonperformance by the other party except to the extent that it makes such other party's performance impossible or impracticable.

      Section 49. Exhibits. The exhibits and addenda, if any, specified in the Office Lease Index set forth at the beginning of this Lease are attached to this Lease and by this reference made a part of it. To the extent that the terms and conditions of such exhibits and addenda are inconsistent with the terms and conditions contained in the body of this Lease, the terms and conditions contained in such exhibits and addendum shall control.

      Section 50. Landlord's Liability. The term "Landlord," as used in this Lease, shall mean only the owner or owners of the Property at the time in question. Notwithstanding any other term or provision of this Lease, (a) the liability of Landlord for its obligations under this Lease is limited solely to Landlord's interest in the Property as the same may from time to time be encumbered (or the amount of any proceeds from the sale of the Property), and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against Landlord's stockholders, directors, officers or partners on account of any of Landlord's obligations or actions under this Lease, and (b) in no event shall Landlord be liable to Tenant for any punitive or consequential damages or damages for loss of business by Tenant. In addition, from and after the date of Landlord's conveyance of title to the Property, Landlord shall be relieved of all liability with respect to Landlord's obligations to be performed under this Lease after the date of such conveyance. If Tenant provides Landlord with any security for Tenant's performance of its obligations hereunder, and Landlord transfers such security to the grantee or transferee of Landlord's interest in the Property, Landlord shall be released from any further responsibility or liability for such security. Upon any conveyance of title to the Property, the grantee or transferee, by accepting such conveyance, shall be deemed to have assumed Landlord's obligations to be performed under this Lease from and after the date of transfer, subject to the limitations on liabilities set forth in this Section 50.

      51. Financing Condition. If at any time or times Landlord desires to obtain financing for the Property, or any portion hereof containing the Premises, or if any lender which intends to take, or is holding, a mortgage or deed of trust encumbering the Property should require, as a condition to such financing, either execution by Tenant of an agreement requiring Tenant

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to send such lender written notice of any default by Landlord under this Lease, giving such lender the right to cure such default until such lender has completed foreclosure, and preventing Tenant from terminating this Lease unless such default remains uncured after foreclosure has been completed, except with respect to maintenance and repair or provision of services to the extent the default substantially interferes with Tenant's intended use of the Premises, or any modification of the agreements, covenants, conditions or provisions of this Lease, or both of them, then Tenant agrees to execute and deliver such agreement and to modify this Lease as required by such lender; provided, however, that no such modification shall unfairly increase the obligations or adversely affect the rights of Tenant hereunder nor affect the length of the term hereof or increase the rent payable by Tenant under Sectionsy4 and 5, it being acknowledged that the purpose of such modifications would be only to preserve this Lease as security for payment of Landlord's obligations to such lender. Tenant acknowledges and agrees that its failure to execute any such agreement or modification required by such lender may cause Landlord serious financial damage by causing the failure of a financing transaction and giving Landlord all of its rights and remedies under Sections 20, 21 and 22 hereof, including its right to damages caused by the loss of said financing. In addition to such rights and remedies, if Tenant shall fail or refuse to execute any such agreement or modification within ten (10) days after receipt thereof, Landlord, at its option, may, upon written notice to Tenant, terminate this Lease and, upon giving such termination notice, Landlord shall refund to Tenant any unearned rent and/or security deposit held by Landlord in excess of amounts which Tenant then owes to Landlord, and this Lease shall terminate.

      52. Hazardous Substance Disclosure. California law requires landlords to disclose to tenants the existence of certain hazardous substances. Accordingly, the existence of tobacco smoke, lead paint and asbestos containing materials ("ACM") must be disclosed. Although smoking is prohibited in the public areas of the Building and the Complex, these areas may, from time to time, be exposed to tobacco smoke. Additionally, certain areas of the Building and Complex may contain ACM, but these areas are generally inaccessible to tenants, such as machinery rooms, the inside of sealed walls and above suspended ceilings. Further, certain potions of the Complex may contain lead paint. Landlord covenants to comply during the Lease term with all local, state and federal laws and regulations requiring disclosure to tenants regarding the existence of hazardous substances within the Building and the Complex. Tenant agrees not to expose or disturb any ACM or lead paint unless Landlord has given Tenant prior written consent thereto and Tenant complies with all applicable legal requirements and Landlord's written procedures for handling ACM and lead paint. Tenant's failure to comply with the immediately preceding sentence shall constitute an Event of Default under Section 19 of the Lease. Tenant may obtain a copy of Landlord's written procedures for handling asbestos and lead paint from the Building office. Landlord shall have available at the Building office for inspection by Tenant, during Normal Business Hours, all reports in Landlord's possession relating to hazardous substances existing at the Property.

      The parties have executed this Lease as of the date first set forth above.

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Landlord:                         Tenant:

PACIFIC RESOURCES PCX DEVELOPMENT SALON.COM, a Delaware corporation INC., a California corporation


By:      /s/ Kevin Wu                       By:     /s/ Todd Hagen

Name:    Kevin Wu                           Name:   Todd Hagen

Its:                                        Its:    Chief Financial Officer
         Vice President and Asst Secretary

By:                                         By:

Name:                                       Name:

Its:                                        Its:

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6124629.6


      Exhibit A.  Description of Premises

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6124629.6


Exhibit A-1.  Description of Real Property

      The Real Property is situated in the County of San Francisco, State of California, and is described as follows:

      Lot 48, as shown on "Parcel Map Merging of Lots 1, 46 and 47, a Portion of Assessor's Block 3705, also Being a Portion of 100 Vara Block 371", San Francisco, California filed June 18, 1992, in Book 41 of Parcel Maps, at Pages 44 and 45, in the Office of the Recorder of the City and County of San Francisco, State of California.

      Assessor's Lot 48, Block 3705.

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

6124629.6


      Exhibit B.  Rules


      1. The sidewalks, halls, passages, exits, entrances, shopping malls, elevators, escalators, and stairways of the Building and the Complex shall not be obstructed by any of the tenants or used for any purpose other than for ingress to and egress from their respective Premises. The halls, passages, exits, entrances, shopping malls, elevators, escalators, and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access to them by all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation, and interests of the Building, the Complex and its tenants. However, nothing here shall be construed to prevent access to persons with whom any tenant normally deals in the ordinary course of business, unless these persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go on the roof of the Building or the Complex.

      2. A sign, placard, picture, name, advertisement, or notice visible from the exterior of any tenant's Premises shall not be inscribed, painted, affixed, or otherwise displayed by any tenant on any part of the Building or the Complex without the prior written consent of Landlord. Landlord will adopt and furnish to tenants general guidelines relating to signs inside the Building on the office floors. Each tenant shall conform to these guidelines, but may request approval of Landlord for modifications, which will not be unreasonably withheld. All approved signs or lettering on doors shall be printed, painted, affixed, or inscribed at the expense of the tenant by a person approved by Landlord, which will not be unreasonably withheld. Material visible from outside the Building or the Complex will not be permitted.

      3. The Premises of each tenant shall not be used for the storage of merchandise held for sale to the general public or for lodging. No cooking shall be done or permitted by any tenant on the Premises, except that (a) each tenant may establish and operate a lunchroom facility for use by tenant's employees, and (b) each tenant may use and install food and beverage vending machines and Underwriters' Laboratory approved microwave ovens and equipment for brewing coffee, tea, hot chocolate, and similar beverages, provided that adequate provisions are made for venting and control of odors and all facilities and equipment are in accordance with all applicable federal, state, and city laws, codes, ordinances, rules, and regulations.

      4. No tenant shall employ any person other than Landlord's janitorial service for cleaning the Premises, unless otherwise approved by Landlord. No person other than those approved by Landlord shall be permitted to enter the Building to clean it. No tenant shall cause any unnecessary labor because of carelessness or indifference in the preservation of good order and cleanliness. Janitor service will not be furnished on nights when rooms are occupied after 9:30 p.m. unless, by prior arrangement with Landlord, service is extended to a later hour for specifically designated rooms.

      5. Landlord will furnish each tenant, free of charge, one key to each door lock in the Premises. Landlord may make a reasonable charge for any

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additional keys.  No tenant shall have any keys made.  No tenant shall alter any lock or install a new or additional lock or any bolt on any door of the premises without the prior consent of Landlord. The tenant shall in each case furnish Landlord with a key for any lock. Each tenant, upon the termination of the tenancy, shall deliver to Landlord all keys to doors in the Building that have been furnished to the tenant.

      6. The freight elevator shall be available for use by all tenants in the Building, subject to reasonable scheduling as Landlord deems appropriate. The persons employed to move equipment in or out of the Building must be acceptable to Landlord. Landlord shall have the right to prescribe the weight, size, and position of all equipment, materials, furniture, or other property brought into the Building and the Complex. Heavy objects shall, if considered necessary by Landlord, stand on wood strips of a thickness necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any property from any cause, and all damage done to the Building or the Complex by moving or maintaining property shall be repaired at the expense of the tenant.

      7. No tenant shall use or keep in the Premises, the Building or the Complex any kerosene, gasoline, or inflammable or combustible fluid or material other than limited quantities reasonably necessary for the operation or maintenance of office equipment, and may not, without Landlord's prior approval, use any method of heating or air conditioning other than that supplied by Landlord. No tenant shall use or keep any foul, noxious, or hazardous gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building and the Complex because of noise, odors, or vibrations, or interfere in any way with other tenants or those having business in the Building and the Complex. No pets shall be kept in the Premises.

      8. Landlord shall have the right, exercisable without notice and without liability to any Tenant, to change the name and street address of the Building or the Complex.

      9. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 7:00 a.m. and at all hours on Saturdays, Sundays, and legal holidays any person who does not present a proper access card or other identification as a tenant or an employee of a tenant, or who does not otherwise present proper authorization by a tenant for access to its premises. Each tenant shall be responsible for all persons for whom it authorizes access and shall be liable to Landlord for all acts of these persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building or the Complex of any person. In the case of invasion, mob, riot, public excitement, or other circumstances rendering an action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building and the Complex during the continuance of the circumstance by any action Landlord deems appropriate.

      10. A directory of the Building will be provided to display the name and location of tenants. Landlord reserves the right to exclude any other names. Any additional name that a tenant desires to have added to the directory shall be subject to Landlord's approval and may be subject to a charge.

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

      11. No curtains, draperies, blinds, shutters, shades, screens, or other coverings, hangings, or decorations shall be attached to, hung, or placed in, or used in connection with any exterior window in the Building without the prior consent of Landlord. If consented to by Landlord, these items shall be installed on the office side of the standard window covering and shall in no way be visible from the exterior of the Building or the Complex.

      12. Messenger services and suppliers of bottled water, food, beverages, and other products or services shall be subject to reasonable regulations as may be adopted by Landlord. Landlord may establish a central receiving station in the Building for delivery and pick up by all messenger services, and may limit delivery and pick up at tenant Premises to Building personnel.

      13. Each tenant shall see that the doors of the premises are closed and locked and that all water faucets or apparatus, cooking facilities, and office equipment, excluding office equipment required to be operative at all times, are shut off before the tenant or employees leave the Premises at night, so as to prevent waste or damage. For any default or carelessness in this regard the tenant shall be responsible for any damage sustained by other tenants or occupants of the Building or the Complex or Landlord. On multiple-tenancy floors, tenants shall keep the doors to the Building corridors closed at all times except for ingress and egress.

      14. The toilets, urinals, wash bowls, and other rest room facilities shall not be used for any purpose other than that for which they were constructed. No foreign substance of any kind shall be thrown in them, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, have caused it.

      15. Except with the prior consent of Landlord, no tenant of the office portions of the Building shall sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets, or any other goods or merchandise to the general public in the Premises, nor shall any tenant carry on, permit, or allow any employee or other person to carry on the business of stenography, typewriting, or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises of any tenant of the office portions of the Building be used for manufacturing of any kind, as a labor union office, barber or manicure shop, employment bureau, doctor's or dentist's office, dance or music studio or for any business or activity other than that specifically provided for in the tenant's lease.

      16. No tenant shall install any antenna, loudspeaker, or other device on the roof or exterior walls of the Building or the Complex.

      17. No motorcycles, motor scooters or bicycles shall be parked or stored anywhere in the Building or the Complex without the consent of Landlord.

      18. Hand trucks or other material handling equipment, except those equipped with rubber tires and side guards, may not be used in any portion of the Building or the Complex unless approved by Landlord.

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

      19. Each tenant shall store refuse within that tenant's premises. No material of a nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of refuse in the City and County of San Francisco, California, without being in violation of any law or ordinance governing this disposal shall be placed in the refuse boxes or receptacles. All refuse disposal shall be made only through entryways and elevators provided for these purposes and at the times Landlord shall designate.

      20. Canvassing, peddling, soliciting, and distributing handbills or any other written materials in the Building and the Complex is prohibited, and each tenant shall cooperate to prevent this type of occurrence.

      21. The requirements of the tenants will be attended to only on application by telephone or in person at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

      22. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant of the office portions of the Building, so long as Tenant's use of the Premises is not adversely affected by the waiver, and no waiver by Landlord shall be construed as a waiver of the Rules in favor of any other tenant, nor prevent Landlord from later enforcing any of the Rules against any of the tenants of the office portions of the Building.

      23. These Rules are in addition to, and shall not be construed to modify or amend, in whole or in part, the terms, covenants, agreements, and conditions of any lease of Premises in the office portions of the Building.

      24. Landlord reserves the right to make other reasonable rules as Landlord judges may be needed for the safety, care, and cleanliness of the Building and the Complex, and for the preservation of good order, provided that Tenant's use and occupancy of the Premises shall not be adversely affected by other rules.

      25. Landlord shall have the right to require that any person entering the Building shall be subject to identification by the employees and agents of Landlord. Subject to the provisions of this Lease, Landlord will provide all security services for the Building, provided that, if Tenant desires any additional security service for the Premises, Tenant shall have the right (with advance written consent of Landlord, which consent will not be unreasonably withheld) to obtain such additional service at Tenant's sole cost and expense.

      26. Only workmen employed, designated or approved by Landlord (such approval not to be unreasonably withheld) may be employed for repairs, installations, alterations, painting, material moving and other similar work that may be done on the Premises.

      27. No boring or cutting through floors of the Building or the Complex shall be permitted without prior written consent of Landlord (which consent shall not be unreasonably withheld) and as Landlord may reasonably direct.

      28. Tenant shall give immediate notice to Landlord in case of accidents in the Premises, the Building or in the Complex or of defects

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

therein or in any fixtures or equipment or of any known emergency in the Building or the Complex.

      29. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Business machines and mechanical equipment belonging to Tenant which cause noise, vibration or any other nuisance that may be transmitted to the structure or other portions of the Building and the Complex outside the Premises to such a degree as to be objectionable to Landlord or which interfere with the use or enjoyment by other tenants of their premises or the public portions of the Building and the Complex shall be placed and maintained by Tenant, at Tenant's expense, in settings of cork, rubber or spring-type vibration eliminators sufficient to eliminate noise or vibration.

      30. No portion of the Premises or any part of the Building shall at any time be occupied as sleeping or lodging quarters.

      31. Tenant shall not bring or keep or permit to be brought or kept in or on the Premises cut natural trees, including but not limited to, Christmas trees.

      32. Tenant shall inform all persons making deliveries to the Building at Tenant's request that delivery vehicles which require more than seven point turns should not be used because of the possibility for traffic congestion on Jessie Street.

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6124629.6

      EXHIBIT C

      Work Letter Agreement

          THIS WORK LETTER AGREEMENT, dated July 9, 1999, is entered into by and between PACIFIC RESOURCES PCX DEVELOPMENT INC., a California corporation ("Landlord"), and SALON.COM, a Delaware corporation ("Tenant").

      Recitals

               . Landlord and Tenant have entered into a lease dated as of July 9, 1999 (the "Lease"), for certain premises on the 15th and 16th Floors (the "Premises") located in the building known as 22 Fourth Street, San Francisco, California (the "Building").

       .     The parties have agreed pursuant to the Lease that the Premises will be improved for Tenant's occupancy in the manner and on the terms and conditions specified herein.

      Agreement

      Now, therefore, in consideration of the mutual terms and conditions contained in the Lease and herein, and in consideration of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         .   Definitions.  The terms defined in the Lease shall have the same meaning when used in this Agreement. The following terms shall bear the definitions assigned them below for all purposes under this Agreement:

              ( )   Construction Documents.  Construction Documents herein means fully dimensioned architectural construction drawings and specifications, and any required engineering drawings (including mechanical, electrical, plumbing, air-conditioning (if any), ventilation, and heating), and shall include any applicable items described above for the Space Plan, and if applicable:
( ) electrical outlet locations, circuits, and anticipated usage therefor;
( ) reflected ceiling plan, including lighting, switching, and any special ceiling specifications; ( ) duct locations for heating, ventilating, and air-conditioning equipment, if any; ( ) details of all millwork; ( ) dimensions of all equipment and cabinets to be built in; ( ) furniture plan showing details of space occupancy; ( ) keying schedule; ( ) lighting arrangement; ( ) location of print machines, equipment in lunch rooms, concentrated file and library loadings, and any other equipment or systems (with brand names wherever possible) which require special consideration relative to any air-conditioning, ventilation, electrical, plumbing, structural, fire protection, life-fire-safety system, or mechanical systems; ( ) special heating, ventilating, and airAconditioning (if any) equipment and requirements; ( ) weight and location of heavy equipment, and anticipated loads for special usage rooms; ( ) demolition plan; ( ) partition construction plan; and ( ) any other details or features reasonably required in order to obtain a more firm cost estimate or otherwise reasonably requested by Landlord or the Space Planner.

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

      ( )    Landlord Provided Improvements.  Landlord Provided Improvements
herein means all those improvements to the Premises to be constructed by Landlord in accordance with the Plans approved by Landlord in accordance with the terms of the Lease subsequent to the execution hereof.

      ( )    Planning Completion Date.  Planning Completion Date herein means
August 30, 1999

      ( )    Plans.  Plans herein means, collectively, any Space Plan,
Construction Documents, or other plans, drawings, or specifications. The Plans shall be signed or initialed by Tenant, if requested by Landlord, and any Construction Documents shall include at least three (3) mylar sepias (or such other quantity as Landlord may reasonably require). In the event of any inconsistency between any of the same, or revisions thereto, the latest dated item approved by Landlord shall control.

      ( )    Space Plan.  Space Plan herein means a preliminary floor plan, generally showing demising walls, corridor doors, interior partition walls, and interior doors. The term Space Plan for purposes of this Agreement shall also refer to any so-called "pricing plan"; i.e., a more detailed Space Plan, drawn to scale, showing: (1) any special walls, glass partitions, or corridor doors;
(2) any rest rooms, kitchens, computer rooms, file rooms, and other special purpose rooms, and any sinks or other plumbing facilities, or other special facilities or equipment; (3) communications system, indicating telephone and computer outlet locations; and (4) any other details or features reasonably required in order to obtain a preliminary cost estimate or otherwise reasonably requested by Landlord or the Space Planner.

      (F) Space Plan Completion Date. Space Plan Completion Date herein means July 19, 1999.

      (G) Space Planner. Space Planner herein means Mostert Architecture with whom Tenant has a written contractual arrangement for space planning and architectural services for the Premises.

      (H) Tenant's Cost. Tenant's Cost herein means any amounts that Tenant is required to pay for under this Agreement.

      (I) Tenant's Extra Improvements. Tenant's Extra Improvements herein means any and all improvements made to the Premises other than Landlord Provided Improvements.

      (J) Work. Work herein means the construction of the improvements shown on the final approved Plans, and any demolition, preparation, or other work required in connection therewith, including, without limitation, any work required to be performed outside the Premises in order to obtain building permits for the work to be performed within the Premises (if Landlord elects to perform such work outside the Premises).

         .   Basic Agreement.  The following terms constitute the parties' basic agreement with respect to the parties' responsibility for (a) the construction of the Work and (b) payment of the cost of the Work:

       .     Completion of Plans.  Tenant has provided the Space Planner with all information concerning Tenant's requirements necessary for the Space

Planner to prepare the Space Plan. On or before the Space Plan Completion Date,
(a) Tenant shall arrange for the Space Planner to prepare the Space Plan, (b) Tenant shall approve in writing the Space Plan, and (c) Tenant shall provide to Landlord the Space Plan for approval by Landlord within ten (10) days after receipt by Landlord and shall thereafter receive Landlord's approval of the Space Plan not to be unreasonably withheld. Then, on or before the Planning Completion Date, (a) Tenant shall arrange for the Space Planner to prepare the Plans, (b) Tenant shall approve in writing the final Plans, (c) Tenant shall provide to Landlord the final Plans for approval by Landlord within ten (10) days after receipt by Landlord and shall thereafter receive Landlord's approval of the final Plans which shall be approved if a logical evolution from the approved Space Plan, and (d) Tenant shall cause the Space Planner to submit the Landlord-approved Plans to the City and County of San Francisco, California in order to obtain a building permit for the Work. Landlord shall engage the firm of Plant Construction as general contractor for construction of the Work pursuant, at Tenant's option, to a form of construction contract providing for a lump sum payment or a cost plus a fee with a guaranteed maximum price. Landlord shall require that the general contractor solicit bids for all Work to be subcontracted that is not design-build and shall insure that the costs of all of the Work are competitive with those that would be incurred if Landlord were to competitively bid all of the Work.

       .     Completion of Work.  Landlord shall use its best efforts to substantially complete the Work shown on the final approved Plans on or before the Anticipated Target Commencement Date under the Lease, as applicable to each of the 15th and 16th floors. All Work, including any work performed by Tenant, as may be permitted by Landlord, shall be completed in a good and workmanlike manner pursuant to valid and current permits as required by and in compliance with applicable laws, including without limitation, the Americans with Disabilities Act of 1990, as amended and all Work done by Landlord shall be warranted to be in compliance with Plans, all applicable laws and free of defects in workmanship and installation for a period of one (1) year after substantial completion. However, Landlord shall not be responsible for delays caused by Tenant or Tenant's contractors, agents, or employees, as further described in /y4 below./

       .     Cost of Landlord Provided Improvements.  Landlord shall bear the cost of constructing the Landlord Provided Improvements, up to a maximum of Seven Hundred Thirty Thousand Nine Hundred Five and No/100 dollars ($730,905.00) ("Landlord's Costs"). Landlord shall charge a construction administration fee equal to three percent (3%) of Landlord's Costs and Tenant's Costs incurred in connection with the Work. Costs for architectural and engineering fees and services and the foregoing construction administration fee shall be Tenant's Costs, but may be paid for by Landlord and credited against Landlord's Costs if so paid.

       .     Cost of All Work Other Than Landlord Provided Improvements.  Tenant
shall reimburse Landlord for all costs and expenses incurred by Landlord in connection with the Work done hereunder (which costs shall include the costs of construction, construction management, costs of permits and permit expediting, and all architectural and engineering services obtained by Landlord in connection with the Work) other than Landlord's Costs within ten (10) days after written request therefor accompanied by the appropriate invoices. All items of the Landlord Provided Improvements and the Tenant Extra Improvements, whether or not the cost thereof is part of

Landlord's Costs, shall immediately become the property of Landlord and shall remain on the Premises at all times during the term of the Lease.

 .    Tenant Extra Improvements.  If Tenant shall desire any changes, alterations, or additions to the Landlord Provided Improvements or Tenant's Extra Improvements shown on the Plans, Tenant shall submit a detailed written request or revised drawings showing the requested changes (the "Change Order") to the Landlord for approval. All costs in connection with any changes, alterations, or additions to the Landlord Provided Improvements or Tenant's Extra Improvements shown on the Plans, including construction costs, permit fees, and any additional plans, drawings, engineering reports, or other studies or tests, or revisions of such existing items, shall be paid for by Tenant. Landlord shall provide Tenant with cost estimates of Tenant's Cost for the Change Orders pursuant to /y6 or notify Tenant of Landlord's disapproval of the Change Order pursuant to /y5. In the event that Landlord does not expend all of Landlord's Costs in completion of the Landlord Provided Improvements, any excess may be applied against Tenant's Costs for Tenant Extra Improvements only and for no other purpose./

 .    Delays in Construction.  If Substantial Completion of the Work is delayed due to one or more of the following delays (collectively called "Tenant Delays"), the Commencement Date under the Lease shall be the earlier of the date of Substantial Completion or the date when Substantial Completion would have occurred had the applicable Tenant Delay(s) not occurred.

       .     Tenant Delays in Planning.  Delays in planning, including  delays from failure by Tenant to approve the Plans and to cause their submittal for a building permit prior to the Planning Completion Date, in any delays resulting from differences in the Landlord Provided Improvements depicted in the Space Plan and those depicted in the Plans which require Landlord's approval, any delays by Tenant in submitting to Landlord revisions to the Plans to reduce Tenant's Cost pursuant to 6 and Tenant's revisions reasonably required by Landlord pursuant to 5;

       .     Tenant Change Orders.  All changes to the Work or Change Orders under 3 or otherwise;

       .     Specialty Items.  Any upgrades, special work, or items not customarily provided by Landlord to office tenants, to the extent that the same involve longer lead times, installation times, delays, or difficulties in obtaining building permits, requirements for any governmental approval, permit, or action beyond the issuance of normal building permits, or other delays not typically encountered in connection with Landlord's standard office improvements;

       .     Tenant's Performance of Work.  The performance by Tenant or
Tenant's contractors, agents, or employees of any work at or about the Premises or Building; or

       .     Tenant's Fault or Negligence.  Any act or omission of Tenant or
Tenant's contractors, agents, or employees, or any breach by the Tenant of any provisions contained in the Agreement, including without limitation, Tenant's obligation to timely pay Tenant's Costs as provided herein, or in the Lease, or any failure of Tenant to cooperate with Landlord or otherwise act in good faith in order to cause the Work to be designed and performed in a timely manner.

 .    Landlord's Approval of Change Orders.   Landlord shall not unreasonably
withhold approval, if the Change Orders are consistent with a customary office layout, with finishes and materials generally conforming to materials currently being used by Landlord at the Building, are compatible with the Building's shell and core construction, and if no modifications will be required for the Building electrical, heating, airAconditioning (if any), ventilation, plumbing, fire protection, life safety, or other systems or equipment, and will not require any structural modifications to the Building, whether required by heavy loads or otherwise. Landlord may request that Tenant approve Landlord's suggested changes in writing (such approval shall not be unreasonably withheld), or Landlord may arrange directly with the Space Planner for revised Plans to be prepared incorporating such suggestions; and in any such case, Tenant shall sign or initial the revised Plans and/or Landlord's notice concerning the suggested changes, if requested by Landlord. Landlord's approval of the Plans or any Change Orders shall not be deemed a warranty as to the adequacy or legality of the design, and Landlord hereby disclaims any responsibility or liability for the same.

 .    Change Order Cost Estimate.  As soon as practicable after receipt of a
Change Order, Landlord shall notify Tenant of the estimated cost of completing such Change Order as well as the estimated increase in construction time caused by the construction changes pursuant to the Change Order, if any. Tenant shall approve or disapprove such estimates within two (2) business days after receipt of Landlord's notice. If Tenant reasonably disapproves any such estimate, Tenant shall meet with Landlord or the Space Planner and eliminate or substitute items in order to reduce Tenant's Cost. Upon approval by Tenant of Tenant's Cost for the Change Order, Landlord shall be authorized to proceed with the implementation of the Change Order. If Tenant disapproves or fails to approve Tenant's Cost estimates, and any additional time estimates, Landlord shall not be required to proceed with the Change Order, and all costs incurred by Landlord in preparing such estimates shall be borne and promptly paid by Tenant as Tenant's Cost. In the event Landlord is instructed by Tenant to proceed with a Change Order without a prior determination of the increased cost or the increased construction time resulting from such Change Order and without approval of such increases by Tenant, the amounts thereof shall be as determined by Landlord upon completion of the improvements pursuant to the Change Order, subject only to Landlord's furnishing to Tenant appropriate back-up information concerning the increased costs and increased construction time.

 . Substantial Completion. The term substantial completion and its various inflections as used herein shall mean that Landlord has caused all of the Work to be completed substantially, except for soAcalled "punchlist items"; e.g., minor details of construction or decoration or mechanical adjustments which do not substantially interfere with Tenant's occupancy or beneficial enjoyment of the Premises for their intended purposes or Tenant's ability to complete any improvements to the Premises to be made by Tenant. If there is any dispute as to whether Landlord has substantially completed the Work, the issuance of a temporary certificate of occupancy for the Premises by the City and County of San Francisco, California, relating thereto, shall be conclusive that the Work has been substantially completed.

       .     Notice of Substantial Completion.  If Landlord notifies Tenant in writing that the Work is substantially completed (which notice shall constitute Landlord's good faith certification that the Work is substantially complete), and Tenant fails to object thereto in writing within three (3) businessydays thereafter specifying in reasonable detail the items of work needed to be performed in order to achieve substantial completion, Tenant shall be deemed conclusively to have agreed that the Work is substantially completed, for purposes of commencing the Commencement Date and Rent under the Lease.

       .     Final Completion.  Substantial Completion shall not prejudice
Tenant's rights to require full completion of any remaining items of Work. However, if Landlord notifies Tenant in writing that the Work is fully completed, and Tenant fails to object thereto in writing within fifteen (15) days thereafter specifying in reasonable detail the items of work needed to be completed and the nature of work needed to complete said items, Tenant shall be deemed conclusively to have accepted the Work as fully completed (or such portions thereof as to which Tenant has not so objected).

       .     Substitution of Materials.  Landlord reserves the right to substitute comparable or better materials and items for those shown in the Plans, so long as they do not materially and adversely affect the appearance and functionality of the Premises.

 .    Work Performed by Tenant.  Landlord, at Landlord's discretion, may permit
Tenant and Tenant's agents and contractors to enter the Premises prior to completion of the Work in order to make the Premises ready for Tenant's use and occupancy. If Landlord permits such entry prior to completion of the Work, then such permission is conditioned upon Tenant and Tenant's agents, contractors, workmen, mechanics, suppliers, and invitees working in harmony and not interfering with Landlord and Landlord's contractors in doing the Work or with other tenants and occupants of the Building. If at any time such entry shall cause or threaten to cause such disharmony or interference, Landlord shall have the right to withdraw such permission upon twenty-four (24) hours' oral or written notice to Tenant. Tenant agrees that any such entry into the Premises shall be deemed to be under all of the terms, covenants, conditions, and provisions of the Lease (including, without limitation, all insurance requirements), except as to the covenant to pay Rent thereunder, and further agrees that Landlord shall not be liable in any way for any injury, loss, or damage which may occur to any items of work constructed by Tenant or to other property of Tenant that may be placed in the Premises prior to completion of the Work, the same being at Tenant's sole risk.

 .    Liability.  The parties acknowledge that Landlord is not an architect or engineer and that the Work will be designed and performed by independent architects, engineers, and contractors. Accordingly, except as expressly stated in Section 2.2 of this Agreement, Landlord does not guarantee or warrant that the Plans will be free from errors or omissions, nor that the Work will be free from defects; and Landlord shall have no liability therefor, provided that such architects, engineers, and contractors are licensed and reputable.

 .    Union Contractors.  Tenant or its contractors shall employ union labor for any work to the Premises to be performed by Tenant in order to ensure, to the extent possible, the progress of the Work and other work by Landlord in the Building without interruption on account of strikes or work stoppages.

 .    Incorporation Into Lease; Default.  The parties agree that the provisions of this Work Letter Agreement are hereby incorporated by this reference into the Lease fully as though set forth therein. In the event of any express inconsistencies between the Lease and this Work Letter Agreement, the latter shall govern and control. Any default by a party hereunder shall constitute a default by that party under the Lease, and said party shall be subject to the remedies and other provisions applicable thereto under the Lease.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter as of the date first set forth above.

TENANT                                   LANDLORD

SALON.COM, a Delaware corporation        PACIFIC RESOURCES PCX DEVELOPMENT
                                               INC., a California corporation



By:                                      By:

Name:                                    Name:  Kevin Wu

Its:                                     Its:  Vice President and
Assistant Secretary



By:

Name:

Its:

6124629.6


      Exhibit D

      Commencement Date Memorandum



LANDLORD:    PACIFIC RESOURCES PCX DEVELOPMENT INC., a California corporation

TENANT:  SALON.COM, a Delaware corporation

LEASE DATE:  July 9, 1999

PREMISES:    Suites 1500 and 1600, 22 Fourth Street, San Francisco, California


The Commencement Date of the Lease between Landlord and Tenant for the Premises
is hereby established as                     , 19    .

The Termination Date of the Lease between Landlord and Tenant is hereby
established as                     , 20__.


DATED:                              TENANT:

      SALON.COM, a Delaware corporation

      By:
      Name:
      Its:

DATED:                              LANDLORD:

      PACIFIC RESOURCES PCX DEVELOPMENT INC., a California corporation

      By:
      Name:
      Its:

6124629.6
Exhibit E
[Form of Subordination, Nondisturbance and Attornment Agreement]

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

TO

Section:
Block:
Lot:
Country:
City:
State:

Premises:

Dated:  as of

Record and return by mail to:

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT



AGREEMENT made as of this ___ day of .         , between
___________________________, a ______________, having an office at
________________________________(hereinafter called
"Beneficiary"),_______________________and a _________________________, having an office at ___________________________________ (hereinafter called "Tenant").

WITNESSETH:

WHEREAS, by a lease (the "Original Lease") dated _____________ between ________________________ (hereinafter called "Landlord"), as landlord, and Tenant, as tenant, as amended by lease amendment[s] dated _____________,
, [_________   , ____] and [_________   , ____] (the Original Lease, as so
amended, is hereinafter the "Lease"), a memoranda of which Lease was dated and was recorded in ________ Reel ________ Page __, [add recording data for memoranda of amendments, if applicable], Landlord leased to Tenant certain premises known as _________________ (the "Premises") on the property described in Schedule "A" annexed hereto and made a part hereof (the "Property"); and

WHEREAS, Landlord has heretofore made, executed and delivered to Beneficiary its note in the original principal amount of ____________________ Dollars ($______________), which note is secured by, among other things, a mortgage or deed of trust (which mortgage or deed of trust, and all amendments, renewals, increases, modifications, replacements, substitutions, extensions, spreaders and consolidations thereof and all re-advances thereunder and additions thereto, is referred to as the "Deed of Trust") encumbering the Property; and

WHEREAS, Beneficiary and Tenant desire to confirm their understanding and agreement with respect to the Lease and the Deed of Trust.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Beneficiary and Tenant hereby agree and covenant as follows:

1. The Lease, and all of the terms, covenants, provisions and conditions thereof (including, without limitation, any right of first refusal, right of first offer, option or any similar right with respect to the sale or purchase of the Property, or any portion thereof), is, shall be and shall at all times remain and continue to be subject and subordinate in all respects to the lien, terms, covenants, provisions and conditions of the Deed of Trust and to all advances and re-advances made thereunder and all sums secured thereby. This provision shall be self-operative but Tenant shall execute and deliver any additional instruments which Beneficiary may reasonably require to effect such subordination.

2. So long as (i) Tenant is not in default (beyond any period given Tenant to cure such default) in the payment of rent or additional rent or in the performance or observance of any of the other terms, covenants, provisions or conditions of the Lease on Tenant's part to be performed or observed, (ii) Tenant is not in default under this Agreement and (iii) the Lease is in full force and effect: (a) Tenant's possession of the Premises and Tenant's rights and privileges under the Lease, or any extensions or renewals thereof which may be effected in accordance with any option therefor which is contained in the Lease, shall not be diminished or interfered with by Beneficiary, and Tenant's occupancy of the Premises shall not be disturbed by Beneficiary for any reason whatsoever during the term of the Lease or any such extensions or renewals thereof and (b) Beneficiary will not join Tenant as a party defendant in any action or proceeding to foreclose the Deed of Trust or to enforce any rights or remedies of Beneficiary under the Deed of Trust which would cut-off, destroy, terminate or extinguish the Lease or Tenant's interest and estate under the Lease (except to the extent that Tenant's right to receive or set-off any monies or obligations owed or to be performed by any of Beneficiary's predecessors-in-interest shall not be enforceable thereafter against Beneficiary or any of Beneficiary's successors-in-interest). Notwithstanding the foregoing provisions of this paragraph, if it would be procedurally disadvantageous for Beneficiary not to name or join Tenant as a party in a foreclosure proceeding with respect to the Deed of Trust, Beneficiary may so name or join Tenant without in any way diminishing or otherwise affecting the rights and privileges granted to, or inuring to the benefit of, Tenant under this Agreement.

3. (A) After notice is given by Beneficiary that the Deed of Trust is in default and that the rentals under the Lease should be paid to Beneficiary, Tenant will attorn to Beneficiary and pay to Beneficiary, or pay in accordance with the directions of Beneficiary, all rentals and other monies due and to become due to Landlord under the Lease or otherwise in respect of the Premises; and such payments shall be made regardless of any right of set-off, counterclaim or other defense which Tenant may have against Landlord, whether as the tenant under the Lease or otherwise.

(B) In addition, if Beneficiary (or its nominee or designee) shall succeed to the rights of Landlord under the Lease through possession or foreclosure action, delivery of a deed or otherwise, or another person purchases the Property or the portion thereof containing the Premises upon or following foreclosure of the Deed of Trust or in connection with any bankruptcy case commenced by or against Landlord, then at the request of Beneficiary (or its nominee or designee) or such purchaser (Beneficiary, its nominees and designees, and such purchaser, and their respective successors and assigns, each being a "Successor-Landlord"), Tenant shall attorn to and recognize Successor-Landlord as Tenant's landlord under the Lease. Such attornment shall be effective and self-operative without the execution of any further instrument; however, at the request of Successor-Landlord, Tenant shall promptly execute and deliver any instrument that Successor-Landlord may reasonably request to further evidence such attornment. Upon such attornment, the Lease shall continue in full force and effect as, or as if it were, a direct lease between Successor-Landlord and Tenant upon all terms, conditions and covenants as are set forth in the Lease. If the Lease shall have terminated by operation of law or otherwise as a result of or in connection with a bankruptcy case commenced by or against Landlord or a foreclosure action or proceeding or delivery of a deed in lieu, upon request of Successor-Landlord, Tenant shall promptly execute and deliver a direct lease with Successor-Landlord which direct lease shall be on substantially the same terms and conditions as the Lease (subject, however, to the provisions of clauses (i)-(v) of this paragraph 3(B)) and shall be effective as of the day the Lease shall have terminated as aforesaid. Notwithstanding the continuation of the Lease, the attornment of Tenant thereunder or the execution of a direct lease between Successor-Landlord and Tenant as aforesaid, Successor-Landlord shall not:

(i) be liable for any previous act or omission of Landlord under the Lease;

(ii) be subject to any off-set, defense or counterclaim which shall have theretofore accrued to Tenant against Landlord;

(iii) be bound by any modification of the Lease or by any previous prepayment of rent or additional rent for more than one (l) month which Tenant might have paid to Landlord, unless such modification or prepayment shall have been expressly approved in writing by Beneficiary;

(iv) be liable for any security deposited under the Lease unless such security has been physically delivered to Beneficiary; and

(v) be liable or obligated to comply with or fulfill any of the obligations of the Landlord under the Lease or any agreement relating thereto with respect to the construction of, or payment for, improvements on or about the Premises (or any portion thereof), leasehold improvements, tenant work letters and/or similar items.

4. Tenant agrees that without the prior written consent of Beneficiary, it shall not (i) amend, modify, terminate or cancel the Lease or any extensions or renewals thereof, (ii) tender a surrender of the Lease or make a prepayment of any rent or additional rent in excess of one (l) month or (iii) subordinate or permit the subordination of the Lease to any lien subordinate to the Deed of Trust. Any such purported action without such consent shall be void as against the holder of the Deed of Trust.

5. Tenant shall promptly notify Beneficiary of any default by Landlord under the Lease and of any act or omission of Landlord which would give Tenant the right to cancel or terminate the Lease or to claim a partial or total eviction. In the event of a default by Landlord under the Lease which would give Tenant the right, immediately or after the lapse of a period of time, to cancel or terminate the Lease or to claim a partial or total eviction, or in the event of any other act or omission of Landlord which would give Tenant the right to cancel or terminate the Lease, Tenant shall not exercise such right (i) until Tenant has given written notice of such default, act or omission to Beneficiary and (ii) unless Beneficiary has failed, within sixty (60) days after Beneficiary receives such notice, to cure or remedy the default, act or omission or, if such default, act or omission shall be one which is not reasonably capable of being remedied by Beneficiary within such sixty (60) day period, until a reasonable period for remedying such default, act or omission shall have elapsed following the giving of such notice and following the time when Beneficiary shall have become entitled under the Deed of Trust to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under the Lease or otherwise, after similar notice, to effect such remedy), provided that Beneficiary shall with due diligence give Tenant written notice of its intention to and shall commence and continue to, remedy such default, act or omission. If Beneficiary cannot reasonably remedy a default, act or omission of Landlord until after Beneficiary obtains possession of the Premises, Tenant may not terminate or cancel the Lease or claim a partial or total eviction by reason of such default, act or omission until the expiration of a reasonable period necessary for the remedy after Beneficiary secures possession of the Premises. To the extent Beneficiary incurs any expenses or other costs in curing or remedying such default, act or omission, including, without limitation, attorneys' fees and disbursements, Beneficiary shall be subrogated to Tenant's rights against Landlord. Notwithstanding the foregoing, Beneficiary shall have no obligation hereunder to remedy such default, act or omission.

6. To the extent that the Lease shall entitle Tenant to notice of the existence of any deed of trust and the identity of any beneficiary or any ground lessor, this Agreement shall constitute such notice to Tenant with respect to the Deed of Trust and Beneficiary.

7. Upon and after the occurrence of a default under the Deed of Trust, Beneficiary shall be entitled, but not obligated, to exercise the claims, rights, powers, privileges and remedies of Landlord under the Lease and shall be further entitled to the benefits of, and to receive and enforce performance of, all of the covenants to be performed by Tenant under the Lease as though Beneficiary were named therein as Landlord.

8. Anything herein or in the Lease to the contrary notwithstanding, in the event that a Successor-Landlord shall acquire title to the Property or the portion thereof containing the Premises, Successor-Landlord shall have no obligation, nor incur any liability, beyond Successor-Landlord's then interest, if any, in the Property and Tenant shall look exclusively to such interest, if any, of Successor-Landlord in the Property for the payment and discharge of any obligations imposed upon Successor-Landlord hereunder or under the Lease, and Successor-Landlord is hereby released or relieved of any other liability hereunder and under the Lease. Tenant agrees that, with respect to any money judgment which may be obtained or secured by Tenant against Successor-Landlord, Tenant shall look solely to the estate or interest owned by Successor-Landlord in the Property, and Tenant will not collect or attempt to collect any such judgment out of any other assets of Successor-Landlord.

9. Except as specifically provided in this Agreement, Beneficiary shall not, by virtue of this Agreement, the Deed of Trust or any other instrument to which Beneficiary may be a party, be or become subject to any liability or obligation to Tenant under the Lease or otherwise.

10. (a) Tenant acknowledges and agrees that this Agreement satisfies and complies in all respects with the provisions of Section 27 of the Lease and that this Agreement supersedes (but only to the extent inconsistent with) the provisions of such Article and any other provision of the Lease relating to the priority or subordination of the Lease and the interests or estates created thereby to the Deed of Trust.

(b) Tenant agrees to enter into a subordination, non-disturbance and attornment agreement with any lender which shall succeed Beneficiary as lender with respect to the Property, or any portion thereof, provided such agreement is substantially similar to this Agreement. Tenant does herewith irrevocably appoint and constitute Beneficiary as its true and lawful attorney-in-fact in its name, place and stead to execute such subordination, non-disturbance and attornment agreement, without any obligation on the part of Beneficiary to do so. This power, being coupled with an interest, shall be irrevocable as long as the indebtedness secured by the Deed of Trust remains unpaid. Beneficiary agrees not to exercise its rights under the preceding two (2) sentences if Tenant promptly enters into the subordination, non-disturbance and attornment agreement as required pursuant to the first sentence of this subparagraph (b).

11. (a) Any notice required or permitted to be given by Tenant to Landlord shall be simultaneously given also to Beneficiary, and any right of Tenant dependent upon notice shall take effect only after notice is so given. Performance by Beneficiary shall satisfy any conditions of the Lease requiring performance by Landlord, and Beneficiary shall have a reasonable time to complete such performance as provided in Paragraph 5 hereof.

(b) All notices or other communications required or permitted to be given to Tenant or to Beneficiary pursuant to the provisions of this Agreement shall be in writing and shall be deemed given only if mailed by United States registered mail, postage prepaid, or if sent by facsimile transmission (with machine answerback) addressed as follows: to Tenant, at the address first set forth above, Attention: __________, facsimile number: ______________; to Beneficiary, at the address first set forth above, Attention: , facsimile number: with a copy to______________________, __________________, ________, ________________
Attention:________________, facsimile number: (____) _____________; or to such other address or number as such party may hereafter designate by notice delivered in accordance herewith. Except as otherwise provided in this Agreement, all such notices shall be deemed given three (3) business days after delivery to the United States Post office registry clerk if given by registered mail, or on the next business day after facsimile transmission

12. Tenant will not pay an installment of rent or additional rent or any part thereof more than one (1) month prior to the due date of such installment.

13. This Agreement may be modified only by an agreement in writing signed by the parties hereto, or their respective successors-in-interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and assigns. The term "Beneficiary" shall mean the then holder of the Deed of Trust. The term "Landlord" shall mean the then holder of the landlord's interest in the Lease. The term "person" shall mean an individual, joint venture, corporation, partnership, trust, limited liability company, unincorporated association or other entity. All references herein to the Lease shall mean the Lease as modified by this Agreement and to any amendments or modifications to the Lease which are consented to in writing by Beneficiary. Any inconsistency between the Lease and the provisions of this Agreement shall be resolved, to the extent of such inconsistency, in favor of this Agreement.

14. BOTH TENANT AND BENEFICIARY HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

15. This Agreement shall be governed by and construed in accordance with the laws of the State of California

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                         [LENDER]


                                         By:
                                               Name:
                                               Title:


                                         [TENANT]


                                         By:
                                               Name:
                                               Title:

AGREED AND CONSENTED TO:

[BORROWER]


By:
      Name:
      Title:

[Add Acknowledgments]

[Add Schedule A]

6124629.6

Addendum to
      Standard Office Lease


      This Addendum to the Standard Office Lease between Pacific Resources PCX Development Inc., a California corporation ("Landlord"), and Salon.Com, a Delaware corporation ("Tenant"), is entered into as of July 9, 1999.


      A1.    Extension Option.

          (a) Landlord grants to Tenant one (1) option to renew the Lease for a period of five (5) years after the Termination Date (the "Extension Period"). Tenant's privilege to exercise this option is expressly conditioned upon Tenant not having previously defaulted on the terms of the Lease, not being in default at the time the option is exercised and not being in default between the time the option is exercised and the start of the new lease term.

          (b) Provided Tenant is not in default, Tenant shall have the right to extend the Term upon tendering written notice (the "Extension Notice") to Landlord no later than nine (9) months and no earlier than twelve (12) months prior to the expiration of the Term. All terms and conditions of this Lease shall continue during the Extension Period, provided that during the Extension Period, the Base Rent shall be the greater of the Fair Market Rent as of the date six (6) months preceding the Termination Date (the "Rent Determination Date") or the Base Rent payable by Tenant under the Lease for the month immediately prior to the Rent Determination Date.

          (c) As used in this Lease, Fair Market Rent shall be deemed to mean the base amount of rental that would typically be paid by a tenant under a baseAyear lease for premises of a similar type, design, and quality in the same or similar quality geographic area in which the Premises are situated under market leasing conditions existing at that time and taking into account the presence, if any, of other escalation provisions provided in this Lease.

          (d) If Landlord and Tenant cannot agree on the Fair Market Rent within fifteen (15) days after the Rent Determination Date, the Base Rent payable during the Extension Period shall be conclusively determined as follows:

          (i) Within ten (10) days after the expiration of the fifteen (15) day period, each party, at its cost and by giving notice to the other party, shall appoint an unaffiliated real estate appraiser with at least five (5) years' full-time commercial appraisal experience in the downtown San Francisco area, to appraise and determine the then Fair Market Rent as described in this Section.

          (ii) If one party does not appoint an appraiser within the time period in Section A1(d)(i) above, the appraiser appointed by the other party shall be the sole appraiser and shall determine the Fair Market Rent.

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          (iii)            If neither party appoints an appraiser within the
time period set forth in Section A1(d)(i), the Base Rent during the Extension Period shall be the Base Rent payable in the last full month immediately preceding the Termination Date.

          (iv) If the two (2) appraisers are so appointed by the parties, they shall meet promptly and attempt to appraise and determine the Fair Market Rent. If they are unable to agree within ten (10) days after the second appraiser has been appointed, they shall attempt to select a third appraiser who meets the qualifications stated in Section A1(d)(i) within ten (10) days after the last day the two appraisers are given to determine the Fair Market Rent. If they are unable to agree on a third appraiser, either of the parties to this Lease, by giving ten (10) days' notice to the other party, can apply to the presiding judge of the Superior Court for the county in which the Premises are located for the selection of a third appraiser who meets the qualifications stated in SectionyA1(d)(i). Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of the third appraiser's fees. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

          (v) Within ten (10) days after the selection of the third appraiser, a majority of the appraisers shall appraise and determine the Fair Market Rent.
If a majority of the appraisers are unable to so set the Fair Market Rent within the required period of time, the appraisals of the three appraisers shall be added together and their total divided by three. The resulting quotient shall be the Fair Market Rent.

(vi) If, however, the low appraisal or the high appraisal are more than ten percent (10%) lower or higher than the middle appraisal, the low appraisal or the high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two. The resulting quotient shall be the Fair Market Rent. If two appraisals are disregarded, the remaining appraisal shall be the Fair Market Rent.

      A2.    Property Taxes.  Landlord and Tenant acknowledge that, as of the date hereof, neither the Building nor the office portions of the Building are separately assessed for purposes of determining Property Taxes. Landlord intends, however, to seek separate assessments. Prior to the time that the office portions of the Building constitute a separate tax parcel, Landlord shall equitably determine that portion of the Property Taxes allocable to the office portions of the Building from the Property Taxes on the Building, the Complex or the Property as applicable. Upon request, Landlord shall provide Tenant with copies of all tax bills and records, including assessor's records, if applicable and in Landlord's possession, that Landlord used in apportioning Property Taxes. In the event that the office portions of the Building are separately assessed for Property Tax purposes, Property Taxes shall be adjusted, as of the date that the separate Property Tax parcel becomes effective, to reflect the Property Taxes payable in the separate Property Tax parcel containing the Premises.

      A3.    Shell Improvements.   Except as expressly provided in the Work
Letter Agreement or below, Landlord shall not be responsible for making any improvements to the Premises and Tenant agrees to accept the Premises in their existing condition, "as is," on the Commencement Date. In addition to its obligations under the Work Letter Agreement, Landlord shall, at its sole

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cost and expense, using contractors and subcontractors of its choice, make the following improvements to the Premises and no others (the "Shell Improvements") and use its best efforts to Substantially Complete the same prior to or on each Anticipated Target Commencement Date for each floor of the Building within the
Premises: provision of a structural shell for the Premises, with the existing HVAC system stubbed to the Premises, the existing fire sprinkler grid systems, and the existing main electrical/telephone closet, the existing telephone punch board, and removing existing floor outlets, saving the existing drain and water lines to existing sinks or plumbing on the floor, and by removing and abating all asbestos. No structural work shall be required. All Shell Improvements shall be constructed to the standards and condition required by all applicable Legal Requirements, including without limitation, handicapped accessibility codes for elevator accessories, restrooms, drinking fountains, stairways, etc. and other codes as they pertain to the common areas and shell of the Building, including fire safety rules and regulations. Landlord shall warrant that the Shell Improvements shall be free of defects in workmanship and installation for a period of one (1) year after the date of Substantial Completion of the Shell Improvements.

      The base building systems and services to be provided by Landlord when Tenant takes possession of the Premises are as follows:

Electrical Distributions System. The existing system is 277/480 volt, 3 phase, 4 wire, 3000 amp with a bus duct from the main switchboard "MSB" rising through the core of the Building. From this bus one switch per floor is provided to feed one multi-pole 277/480 volt panel (panel HA). A second switch is provided approximately every third floor, Floors 2, 5, 8, 11 and 15, to feed a 480V-120/280V step-down transformer. This will provide approximately 37.5 kva for each of the fifteenth and the sixteenth floors. This equates to approximately
3.0 watts per square foot, at 120/208 volt, three phase, multi-pole panelboard. A second bus direct, 277/480 volt 2000 amp from distribution switchboard "DSA" also rises through the Building. From this bus, one switch per floor is provided to feed one multi-pole 277/480 volt panel (HB). This panel was intended to feed perimeter HV AC units which are now removed. An existing 277/480 volt emergency generator is available to feed emergency lighting at 0.1 watts per square foot per floor.

Fire Alarm System. The existing fire alarm system has been upgraded to an addressable Simplex 4100 system. This handles the core area and restrooms. Any expansion shall be at Tenant's sole cost.

Amplifier System (Life Safety). The existing system is adequate and will not require changes or additions. Any expansion shall be at Tenant's sole cost.

Fire Sprinkler. A complete fire sprinkler system has been installed for the "shell" spaces.

Air Conditioning. A central air handling system has been installed to provide a variable air volume system for the interior areas. Ducts are partially extended on each floor for future connections.

A four pipe (hot and chilled water) system has been installed on each floor. Tenant will connect to the system stub-outs and extend piping to tenant provided fan coils serving the perimeter.

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A 2" stub-out on each floor from a central condenser water system has been provided to serve high cooling load areas and areas with 24 hour capacity requirements. Water source heat pumps (provided by tenant) can be used for these areas. The 2" stub-out will accommodate approximately 10 tons of cooling.

Controls. The addition of tenant ductwork may require that existing life safety equipment be modified and that controls and related interfaces be modified. All fire/smoke controls and controls for the central systems are in place. Tenant is responsible for variable air volume, fan coil and water source heat pump controls, all at Tenant's sole cost.

Exhaust. No provisions have been made for tenant usage. Any related improvements shall be at Tenant's sole cost.

Domestic Hot and Cold Water. No provisions have been made for tenant usage. Any improvements shall be at Tenant's sole cost.

Waste and Vent Piping. Landlord will allow Tenant to access the Building's waste and vent piping in accordance with applicable legal requirements, at Tenant's sole cost.

Elevators. Elevators, both passenger and freight are provided. The cabs and controls for the passenger elevators will meet current codes and have been refurbished in the cab interior.

Toilet Rooms. New Men's and Women's toilet rooms are installed on each floor and meet current code requirements. In addition, drinking fountains are installed adjacent to the toilet room complex on each floor and these conform to current code.

Off Hour Usage. At this time provisions are not in place for electronic KW or Demand metering, neither local nor remote, nor are there any provisions for monitoring lighting or power circuits for after hour usage.

      A4.    Signage.  Landlord hereby agrees to install and maintain during the
Term, Tenant's name and suite number in the Building Directory in the lobby of the Building. Any other signage in the Building desired by Tenant shall be subject to Landlord's prior approval, which shall not be unreasonably withheld, and shall be made and installed at Tenant's sole cost; provided, however, that Landlord hereby consents to Tenant's installation to any elevator lobby signage within the Premises (which is not visible from the exterior of the Building).

      A5.    Operating Expense Exclusions.

      Notwithstanding anything in the Lease to the contrary, the term "Operating Expenses" shall exclude the following:

(i) costs of repairs, replacements or other work occasioned by fire, windstorm or other casualty to the extent of reimbursement by insurance proceeds therefor, or the exercise by governmental authorities of the right of eminent domain to the extent of reimbursement by condemnation proceeds therefor;

(ii) leasing commissions, attorneys' fees, costs, disbursements and other expenses incurred by Landlord or its agents in connection with negotiations for leases with tenants, other occupants or prospective tenants or other

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       occupants of the Building, and similar costs incurred in connection with disputes with and/or enforcement of any leases with tenants, other occupants, or prospective tenants or other occupants of the Building;

(iii) "tenant allowances," "tenant concessions," work letters, and other costs or expenses (including permit, license and inspection fees) incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants or other occupants of the Building, or vacant, leasable space in the Building, including space planning/interior design/architectural fees for same;

(iv) costs of correcting defects in the construction of the Building (including latent defects) or equipment used therein (or the replacement of defective equipment), any associated parking garages or area, or other improvements, or in the equipment used therein;

(v) services, items and benefits for which Tenant or any other tenant or occupant of the Building specifically reimburses Landlord (not including reimbursement pursuant to Operating Expense pass-through provisions similar to those included in the Lease) or for which Tenant or any other tenant or occupant of the Building pays third persons;

(vi) costs or other expenses (including fines, penalties and legal fees) incurred due to the non-compliance by Landlord, its employees, agents and/or contractors, of any terms and conditions of the Lease or of the leases with other tenants in the Building, and/or of any valid, applicable laws, rules, regulations and codes of any federal, state, county, municipal or other governmental authority having jurisdiction over the Building that would not have been incurred but for such non-compliance by Landlord, its employees, agents and/or contractors;

(vii) penalties for late payment, including, without limitation, taxes, equipment leases, etc.;

(viii) costs directly resulting from the gross negligence or willful misconduct of Landlord, its employees, agents and/or contractors;

(ix) payments in respect of overhead and/or profit to any affiliate of Landlord, as a result of a non-competitive selection process for services (other than the management fee) on or to the Building, or for goods,

(x) supplies or other materials, to the extent that the costs of such services, goods, supplies and/or materials exceed the costs that would have been paid had the services, goods, supplies or materials been provided by parties unaffiliated with Landlord, or by third parties, of similar skill, competence and experience, on a competitive basis;

(xi) payments of principal, finance charges or interest on debt or amortization on any mortgage, deed of trust of other debt, and rental payments (or increases in same) under any ground or underlying lease or leases (except to the extent the same may be made to pay or reimburse, or may be measured by, property taxes);

(xii) taxes payable by Landlord unrelated to the operation, maintenance and management of the Property or based or measured on the net income of Landlord;

(xiii) Property Taxes attributable to any leasehold improvements of other tenants in the Building chargeable to such other tenants or to Landlord pursuant to leases with such tenants;

(xiv) except for the management fee, costs of Landlord's general overhead and general administrative expenses (individual, partnership or corporate, as the case may be), which costs would not be chargeable to Operating Expenses of the Building in accordance with generally accepted accounting principles, consistently applied;

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(xv)    compensation paid to clerks, attendants or other persons in commercial concessions (such as a snack bar, restaurant or newsstand), if any, operated by Landlord or any affiliate of Landlord;

(xvi) rentals and other related expenses, if any, incurred in leasing air conditioning systems, elevators or other equipment considered to be of a capital nature according to generally accepted accounting principles, except equipment which is used in providing janitorial services or which is not affixed to the Building or as otherwise permitted in the definition of Operating Expenses set forth in Section 1 of the Lease;

(xvii) advertising and promotional expenses incurred in connection with the leasing, sale or other marketing of Landlord's interest in the Property;

(xviii) expenses of extraordinary services provided to any tenant of the Building, including Tenant, which are made available to tenants at a cost for which such tenants are separately billed;

(xix) costs arising from the remediation and removal of any hazardous or toxic materials or substances in or about the Building, including without limitation, the removal of asbestos within the Building; or

(xx) costs of property management fees which exceed such fees then generally prevailing in the marketplace.

Landlord further acknowledges that Landlord shall not be entitled to collect Escalation Rent from Tenant in excess of 100% of Tenant's Percentage Share of the actual increases in Operating Expenses and Property Taxes over the Base Operating Expenses and Base Property Taxes. Any excess so collected by Landlord shall be returned to Tenant immediately upon discovery of such excess collection.


Landlord's Initials                            Tenant's Initials


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End of Addendum

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